Exhibit 4.11

Date 7 July 2011

GRINDROD SHIPPING PTE. LTD.

as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 2

as Swap Banks

- and -

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

STANDARD CHARTERED BANK, SINGAPORE BRANCH

DVB GROUP MERCHANT BANK (ASIA) LTD

BNP PARIBAS, SINGAPORE BRANCH

as Mandated Lead Arrangers

- and -

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent and as Security Trustee

LOAN AGREEMENT

relating to a loan facility of US$123,000,000 comprising:

(i) a term loan facility of US$73,000,000; and

(ii) a revolving credit facility of US$50,000,000

Watson, Farley & Williams

London

INDEX

Clause		Page

1	INTERPRETATION	1

2	FACILITY	18

3	POSITION OF THE LENDERS AND SWAP BANKS	18

4	DRAWDOWN	19

5	INTEREST	21

6	INTEREST PERIODS	24

7	DEFAULT INTEREST	25

8	REDUCTION, REPAYMENT AND PREPAYMENT	26

9	CONDITIONS PRECEDENT	30

10	REPRESENTATIONS AND WARRANTIES	30

11	GENERAL UNDERTAKINGS	33

12	CORPORATE UNDERTAKINGS	36

13	INSURANCE	39

14	SHIP COVENANTS	43

15	SECURITY COVER	48

16	PAYMENTS AND CALCULATIONS	50

17	APPLICATION OF RECEIPTS	52

18	APPLICATION OF EARNINGS; SWAP PAYMENTS	53

19	EVENTS OF DEFAULT	54

20	FEES AND EXPENSES	59

21	INDEMNITIES	60

22	NO SET-OFF OR TAX DEDUCTION	62

23	ILLEGALITY, ETC	63

24	INCREASED COSTS	64

25	SET-OFF	66

26	TRANSFERS AND CHANGES IN LENDING OFFICES	67

27	VARIATIONS AND WAIVERS	71

28	NOTICES	72

29	SUPPLEMENTAL	74

30	LAW AND JURISDICTION	75

SCHEDULE 1 LENDERS AND COMMITMENTS		77

SCHEDULE 2 SWAP BANKS		79

SCHEDULE 3 DRAWDOWN NOTICE		80

SCHEDULE 4 CONDITION PRECEDENT DOCUMENTS		81

SCHEDULE 5 TRANSFER CERTIFICATE		85

SCHEDULE 6 DETAILS OF SHIPS AND OWNERS		89

SCHEDULE 7 DESIGNATION NOTICE		90

SCHEDULE 8 FORM OF CERTIFICATE OF COMPLIANCE		91

EXECUTION PAGES		93

THIS AGREEMENT is made on     July 2011

BETWEEN

(1)                                 GRINDROD SHIPPING PTE. LTD., as Borrower;

(2)                                 THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)                                 THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2, as Swap Banks;

(4)                                 CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, STANDARD CHARTERED BANK, SINGAPORE BRANCH, DVB GROUP MERCHANT BANK (ASIA) LTD and BNP PARIBAS, SINGAPORE BRANCH, as Mandated Lead Arrangers;

(5)                                 CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Agent; and

(6)                                 CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Security Trustee.

BACKGROUND

(A)                               The Lenders have agreed to make available to the Borrower a loan facility of $123,000,000 comprising:

(i)                                     a Term Loan Facility of $73,000,000 to refinance the purchase price of each New Ship and for general corporate purposes; and

(ii)                                  a Revolving Credit Facility of $50,000,000 for general corporate purposes.

(B)                               The Swap Banks may agree to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower’s exposure under this Agreement to interest rate fluctuations.

(C)                               The Lenders and the Swap Banks have agreed to share pari passu in the security to be granted to the Security Trustee pursuant to this Agreement on the terms described herein.

IT IS AGREED as follows:

1                                         INTERPRETATION

1.1                               Definitions. Subject to Clause 1.5, in this Agreement:

“Accounts Security Deeds” means:

(a)                                 a French law pledge to be signed by the Borrower and Crédit Agricole Corporate and Investment Bank in the capacities referred to therein and the Lenders and the Swap Banks creating security in respect of the Retention Account (and the balances from time to time credited to that account); and

(b)                                 9 French law pledges, each to be signed by an Owner and Crédit Agricole Corporate and Investment Bank in the capacities referred to therein creating security in respect of that Operating Account (and the balances from time to time credited that account), each in the Agreed Form and in the singular means either of them;

“Advance” means each Term Advance and each Revolving Advance;

“Affected Lender” has the meaning given in Clause 5.7;

“Agency and Trust Deed” means the agency and trust deed dated the same date as this Agreement and entered into between the same parties as are parties to this Agreement;

“Agent” means Crédit Agricole Corporate and Investment Bank acting in such capacity through its office at 9, quai du Président Paul Doumer, 92920 Paris La Defense Cedex, France, or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Agreed Form” means in relation to any document, that document in a form agreed in writing by the Agent (acting on the instructions of the Lenders), or if otherwise approved in accordance with any other approval procedure specified in the relevant provision of any Finance Document;

“Approved Classification Society” means Bureau Veritas, Det Norske Veritas or any other classification society which is (i) a member of the International Association of Classification Societies and (ii) approved by the Majority Lenders;

“Approved Flag” means, in relation to a Ship,:

(a)                                 on the Drawdown Date on which a Mortgage is granted over that Ship, Singapore flag;

(b)                                 thereafter, United Kingdom flag, Panama flag, Isle of Man flag or any other flag approved by the Agent (with the authorisation of the Lenders);

“Approved Manager” means:

(a)                                 in relation to the Ships listed as Ships 1 to 3 in Schedule 6;

(i)                                     in relation to the technical management Sandigan Ship Services Inc. of 9/F Salustiano D Ty Towers, 104 pasero de Roxas, corner Perea Street, Legaspi Village, Makati City, 1229, Philippines; and

(ii)                                  in relation to the crewing management Philippine Transmarine Carriers, Inc., First Maritime Place, 7458 Bagtican Street, San Antonio Village, Makati City, Philippines; and

(b)                                 in relation to the Ships listed as Ships 4 to 9 in Schedule 6, Grindrod Shipping (South Africa) (Pty) Ltd, Quadrant House, 115 Margaret Mncadi Ave, Durban, 4001, South Africa,

or any other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the technical manager or crewing manager of that Ship;

“Approved Shipbroker” means H. Clarkson & Company Ltd., R S Platou Shipbrokers A.S., Braemar Seascope Limited, Barry Rogliano Salles, Galbraiths Ltd, Fearnleys A/S and Simpson, Spence and Young Ltd. or any of their relevant subsidiaries or such other independent sale and purchase shipbrokers which the Agent has approved or selected (with the authorisation of the Majority Lenders);

“Available Revolving Commitment” means, in relation to a Lender and at any time, its Revolving Commitment less its Revolving Contribution at that time (and “Total Available Revolving Commitments” means the aggregate of the Available Revolving Commitments of all the Lenders);

“Available Term Commitment” means, in relation to a Lender and at any time, its Term Commitment less its Term Contribution at that time (and “Total Available Term Commitments” means the aggregate of the Available Term Commitments of all the Lenders);

“Availability Period” means:

(a)                                 in the case of the Term Loan Facility, a period commencing on the date of this Agreement and ending on:

(i)                                     31 March 2012 (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrower); or

(ii)                                  if earlier, the date on which the Total Term Commitments are fully borrowed, cancelled or terminated; and

(b)                                 in the case of the Revolving Credit Facility, a period commencing on the date on which the Total Term Commitments are fully borrowed, cancelled or terminated and ending on:

(i)                                     the Maturity Date (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrower); or

(ii)                                  if earlier, the date on which the Total Revolving Commitments are fully cancelled or terminated;

“Borrower” means Grindrod Shipping Pte. Ltd., a company incorporated in Singapore (with company registration number 200407212K) whose registered office is at 200 Cantonment Road., #06-04 Southpoint, Singapore, 089763;

“Borrower’s Group” means the Borrower and each of its subsidiaries;

“Business Day” means a day on which banks are open in Singapore, Paris and London and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

“Charter” means, in relation to a Ship, any time or consecutive voyage charter in respect of that Ship which exceeds, or which by virtue of any operating extensions may exceed 12 months;

“Charter Assignment” means, in relation to a Charter, a deed executed or to be executed by the Owner owning that Ship in favour of the Security Trustee creating security in respect of that Charter and any supporting guarantee of that Charter in the Agreed Form;

“Commitment” means, in relation to a Lender, the aggregate of its Term Commitment and its Revolving Commitment (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);

“Confirmation” and “Early Termination Date”, in relation to any continuing Designated Transaction, have the meaning given in the relevant Master Agreement;

“Contractual Currency” has the meaning given in Clause 21.4;

“Contribution” means, in relation to a Lender, the aggregate of its Term Contribution and its Revolving Contribution;

“Creditor Party” means the Agent, the Security Trustee, the Mandated Lead Arrangers, any Lender or any Swap Bank, whether as at the date of this Agreement or at any later time;

“Deed of Covenant” means, in relation to a Ship and where applicable on the basis of the Approved Flag, a deed of covenant collateral to the Mortgage on the Ship and creating charges over the Ship, the Earnings, the Insurances and any Requisition Compensation in the Agreed Form;

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)                                 it is entered into by the Borrower pursuant to a Master Agreement with a Swap Bank;

(b)                                 its purpose is the hedging of the Borrower’s exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Facility (or any part thereof) for a period expiring no later than the Maturity Date; and

(c)                                  it is designated by the Borrower and/or by the relevant Swap Bank, by delivery by the Borrower and/or that Swap Bank to the Agent of a notice of designation in the form set out in Schedule 7, as a Designated Transaction for the purposes of the Finance Documents;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means a Term Drawdown Date or a Revolving Drawdown Date;

“Drawdown Notice” means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires);

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner of that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)                                 except to the extent that they fall within paragraph (b);

(i)                                     all freight, hire and passage moneys;

(ii)                                  compensation payable to the Owner of that Ship or the Security Trustee in the event of requisition of a Ship for hire;

(iii)                               remuneration for salvage and towage services;

(iv)                              demurrage and detention moneys;

(v)                                 damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a Ship; and

(vi)                              all moneys which are at any time payable under any Insurances in respect of loss of hire; and

(b)                                 if and whenever a Ship is employed on terms whereby any moneys falling within paragraphs (i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

“Environmental Claim” means:

(a)                                 any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)                                 any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

Provided that this shall not include any claim which, in the opinion of the Lenders will not exceed $250,000 and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)                                 any release of Environmentally Sensitive Material from a Ship; or

(b)                                 any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or is potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or the Owner of that Ship and/or any operator or manager of a Ship is at fault or allegedly at fault or is otherwise liable to be subject to any legal or administrative action; or

(c)                                  any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where the Owner of that Ship and/or any operator or manager of a Ship is at fault or allegedly at fault or is otherwise liable to be subject to any legal or administrative action;

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default” means any of the events or circumstances described in Clause 19.1;

“Facility” means, together, the Term Loan Facility and the Revolving Credit Facility;

“Fair Market Value” means, in relation to a Ship, a valuation of its market price as determined in accordance with Clause 15.3;

“Finance Documents” means:

(a)                                 this Agreement;

(b)                                 the Agency and Trust Deed;

(c)                                  the Accounts Security Deeds;

(d)                                 the Mortgages;

(e)                                  the Guarantees;

(f)                                   the Deeds of Covenant;

(g)                                  the General Assignments;

(h)                                 the Charter Assignments,

(i)                                     the Master Agreement Security Deeds;

(j)                                    the Shares Pledges;

(k)                                 the Negative Pledge; and

(l)                                     any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower, any Owner or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents referred to in this definition;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)                                 for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)                                 under any loan stock, bond, note or other security issued by the debtor;

(c)                                  under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;

(d)                                 under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)                                  under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)                                   under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

“General Assignment” means, in relation to a Ship, a deed executed or to be executed by the Owner owning that Ship in favour of the Security Trustee creating security in respect of the Earnings, the Insurances, any Requisition Compensation and, in the case of a New Ship, the Warranties relating to that Ship in the Agreed Form;

“Guarantee” means a guarantee of the Borrower’s obligations under this Agreement, the other Finance Documents and the Master Agreements to be executed by each Owner in favour of the Security Trustee in the Agreed Form;

“IFRS” means international accounting standards within the meaning of the IAS Regulations 1606/2002 to the extent applicable to the relevant financial statements;

“Initial Ships” means the 5 ships listed as Ships 1, 2, 4, 5 and 6 in Schedule 6 which are owned by the Owners at the date of this Agreement and registered on the flag indicated in relation to that Ship in Schedule 6;

“Insurances” means, in relation to a Ship:

(a)                                 all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of that Ship, its Earnings or otherwise in relation to it whether before, on or after the date of this Agreement; and

(b)                                 all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement;

“Interest Period” means a Term Interest Period or a Revolving Interest Period;

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation) as adopted by the International Maritime Organisation Assembly, (“IMO”) as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the IMO as the same may be amended or supplemented from time to time;

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code;

“Lender” means a bank or financial institution listed in Schedule 1 and acting through its lending office indicated in Schedule 1 (or through another branch notified to the Borrower under Clause 26.14) or its transferee, successor or assign;

“LIBOR” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document:

(a)                                 the applicable Screen Rate; or

(b)                                 if no Screen Rate is available for that period, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards to 4 decimal places) of the rates, as supplied to the Agent at its request, quoted by each Reference Bank to leading banks in the London Interbank Market, as of 11 a.m. (London time) on the Quotation Date for that period for the offering of deposits in the relevant currency and for a period comparable to that period;

“Major Casualty” means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $250,000 or the equivalent in any other currency;

“Majority Lenders” means:

(a)                                 before any Advance has been made, Lenders the aggregate of whose Commitments total at least 66 2/3 per cent. of the Total Commitments; and

(b)                                 after the first Advance has been made, Lenders the aggregate of whose Contributions total at least 66 2/3 per cent. of the Total Contributions;

“Mandated Lead Arrangers” means Crédit Agricole Corporate and Investment Bank, Standard Chartered Bank, Singapore Branch, DVB Group Merchant Bank (Asia) Ltd and BNP Paribas, Singapore Branch;

“Margin” means 2.25 per cent. per annum;

“Master Agreement Security Deed” means a deed executed or to be executed by the Borrower in favour of the Security Trustee granting security over the Master Agreements in the Agreed Form;

“Master Agreement” means each master agreement (on the 2002 ISDA (Multicurrency-Crossborder) form) in the Agreed Form made or to be made between the Borrower and a Swap Bank for the purpose of hedging the interest rate on the Facility and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under such master agreement;

“Maturity Date” means the date falling 84 months after the date of this Agreement;

“Mortgage” means, in relation to a Ship, a first priority or preferred (as the case may be) mortgage over that Ship executed or to be executed by the Owner owning that Ship in favour of the Security Trustee in the Agreed Form;

“Negative Pledge” means the negative pledge over the share capital of the Borrower granted by the Shareholder in favour of the Security Trustee in the Agreed Form;

“Negotiation Period” has the meaning given in Clause 5.10;

“New Ships” means the 4 newbuildings listed as Ships 3, 7, 8 and 9 in Schedule 6 which are to be acquired by the relevant Owner pursuant to the shipbuilding contract for that Ship and be registered on the flag indicated in relation to that Ship in Schedule 6;

“New Ship Shipbuilding Contract” means, in relation to a New Ship, the relevant shipbuilding contract entered into between the builder of that Ship and the current buyer of that Ship (in the case of the Ship listed at paragraph 3 in Schedule 6, Grindrod Shipping Pte. Ltd. and in the case of the other New Ships, Unicorn Tankers (International) Ltd) each of which is to be assigned to the relevant Owner on or before delivery of that Ship;

“Notifying Lender” has the meaning given in Clause 23.1 or Clause 24.1 as the context requires;

“Operating Account” means, in relation to each Ship, an account in the name of the Owner of that Ship with the Agent in Paris designated “[name of ship] - Operating Account”, or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is agreed by the Agent and the Borrower as the Operating Account for that Ship for the purposes of this Agreement and in the plural means all of them;

“Owner” means each of the Owners which, either currently owns a Ship or would own a Ship on the date the Mortgage over that Ship is granted, (details of which are listed in Schedule 6) and whose registered office is at 200 Cantonment Road., #06-04 Southpoint, Singapore, 089763;

“Payment Currency” has the meaning given in Clause 21.4;

“Permitted Security Interests” means:

(a)                                 Security Interests created by the Finance Documents;

(b)                                 liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(c)                                  liens for salvage;

(d)                                 liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)                                  liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Owner in good faith by appropriate steps);

(f)                                   any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the relevant Owner is prosecuting or defending such proceedings or arbitration in good faith by appropriate steps provided such Security Interest does not (and is not likely to) result in any sale, forfeiture or loss of a Ship; and

(g)                                  Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Document” means:

(a)                                 any Finance Document;

(b)                                 any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c)                                  any other document contemplated by or referred to in any Finance Document; and

(d)                                 any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

“Pertinent Jurisdiction”, in relation to a company, means:

(a)                                 England and Wales;

(b)                                 the country under the laws of which the company is incorporated or formed;

(c)                                  a country in which the company has the centre of its main interests or in which the company’s central management and control is or has recently been exercised;

(d)                                 a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)                                  a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)                                   a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c);

“Pertinent Matter” means:

(a)                                 any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)                                 any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

“Prohibited Person” means any person with whom transactions are currently prohibited or restricted under the United States of America sanctions administered by the United States of America Department of Treasury’s Office of Foreign Assets Control (OFAC), any other United States of America government sanction, export or procurement laws or any other sanctions or other such restrictions on business dealings imposed by a member state of the European Union, including a person on any list of restricted entities, persons or organisations published by the United States of America government, the United Nations or the European Union or any member state of the European Union, including without limitation:

(a)                                 the United States of America Government’s List of Specially Designated Nationals and Blocked Persons, Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List and Terrorism Exclusion List;

(b)                                 Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets;

(c)                                  the European Union Restricted Person Lists issued pursuant to Council Regulation (EC) No. 881/2002 of 27 May 2002, Council Regulation (EC) No. 2580/2001 of 27 December 2001 and Council Common Position 2005/725/CFSP of 17 October 2005; and

(d)                                 the United Nations Consolidated List established and maintained by the 1267 Committee;

“Quotation Date” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the day which is 2 Business Days before the first day of that period, unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Date will be the last of those days);

“Reference Banks” means, subject to Clause 26.16, the principal London offices of Crédit Agricole Corporate and Investment Bank, Standard Chartered Bank, Singapore Branch, BNP Paribas S.A., Société Generale, The Royal Bank of Scotland Plc and the German office of DVB Bank SE;

“Relevant Person” has the meaning given in Clause 19.9;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Retention Account” means an account in the name of the Borrower with the Agent in Paris designated “Grindrod Shipping - Retention Account”, or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is agreed by the Agent and the Borrower as the Retention Account for the purposes of this Agreement;

“Revolving Advance” means the principal amount of each borrowing of a portion of the Revolving Credit Facility under this Agreement;

“Revolving Commitment” means, in relation to a Lender, the amount set opposite its name in the fourth column of Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Revolving Commitments” means the aggregate of the Revolving Commitments of all the Lenders);

“Revolving Contribution” means, in relation to a Lender, the part of the Revolving Loan which is owing to that Lender;

“Revolving Credit Facility” means the revolving loan of $50,000,000 as that amount may be reduced by borrowing, cancellation or termination under this Agreement;

“Revolving Drawdown Date” means, in relation to a Revolving Advance, the date requested by the Borrower for that Revolving Advance to be made, or (as the context requires) the date on which that Revolving Advance is actually made;

“Revolving Interest Period” means a period determined in accordance with Clause 6.2;

“Revolving Loan” means the principal amount of the Total Revolving Commitments borrowed by the Borrower under this Agreement which is for the time being outstanding under this Agreement;

“Revolving Repayment Date” means a date on which a repayment of the Revolving Loan is required to be made under Clause 8;

“Screen Rate” means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders;

“Secured Liabilities” means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any Master Agreement or any judgment relating to any Finance Document or any Master Agreement; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)                                 a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)                                 the security rights of a plaintiff under an action in rem; and

(c)                                  any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means each Owner, the Shareholder and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of “Finance Documents”;

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower, the Security Parties and the other Creditor Parties that:

(a)                                 all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents and the Master Agreements have been paid; and

(b)                                 no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or any Master Agreement;

(c)                                  neither any Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 or any other provision of this Agreement or another Finance Document or a Master Agreement; and

(d)                                 the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document or a Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or a Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Security Trustee” means Crédit Agricole Corporate and Investment Bank, acting in such capacity through its office at 9, quai du Président Paul Doumer, 92920 Paris La Defense Cedex, France, or any successor of it appointed under clause 5 of the Agency and Trust Deed;

“Servicing Bank” means the Agent or the Security Trustee;

“Shareholder” means Grindrod Shipping Limited whose registered office is at 4th Floor, Standard Bank House, 1 Circular Road, Douglas, Isle of Man, IM99 3NZ;

“Shares Pledge” means, in relation to an Owner, a deed creating security over the share capital of that Owner to be executed by the Borrower in favour of the Security Trustee in the Agreed Form;

“Ships” means each of the Initial Ships and the New Ships;

“Swap Bank” means a bank or financial institution listed in Schedule 2 and acting through its branch indicated in that Schedule or its transferee, successor or assign;

“Swap Exposure” means, as at any relevant date, the amount certified by each Swap Bank to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrower to that Swap Bank under (and calculated in accordance with) section 6(e)(i) (Payments on Early Termination) of the relevant Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Transactions;

“Term Advance” means the principal amount of each borrowing of the Term Loan Facility under this Agreement;

“Term Commitment” means, in relation to a Lender, the amount set opposite its name in the third column of Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Term Commitments” means the aggregate of the Term Commitments of all the Lenders);

“Term Contribution” means, in relation to a Lender, the part of the Term Loan which is owing to that Lender;

“Term Drawdown Date” means the date requested by the Borrower for a Term Advance to be made, or (as the context requires) the date on which a Term Advance is actually made;

“Term Interest Period” means a period determined in accordance with Clause 6.1;

“Term Loan” means the principal amount of the Total Term Commitments borrowed by the Borrower under this Agreement which is for the time being outstanding under this Agreement;

“Term Loan Facility” means the term loan facility of $73,000,000 as that amount may be reduced by borrowing, cancellation or termination under this Agreement;

“Term Repayment Date” means a date on which a repayment of the Term Loan is required to be made under Clause 8;

“Total Loss” means, in relation to a Ship:

(a)                                 actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)                                 any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the relevant Owner’s full control;

(c)                                  any condemnation of that Ship by any tribunal or by any person claiming to be a tribunal; and

(d)                                 any arrest, capture, seizure or detention of that Ship (including piracy or theft) unless it is within 1 month redelivered to the relevant Owner’s full control;

“Total Loss Date” means, in relation to a Ship:

(a)                                 in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)                                 in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

(i)                                     the date on which a notice of abandonment is given to the insurers; and

(ii)                                  the date of any compromise, arrangement or agreement made by or on behalf of the relevant Owner with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)                                  in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

“Transaction” has the meaning given in each Master Agreement;

“Transfer Certificate” has the meaning given in Clause 26.2;

“Trust Property” has the meaning given in clause 3.1 of the Agency and Trust Deed; and

“Warranties” means the post delivery warranties provided pursuant to each New Ship Shipbuilding Contract by the builder of that Ship to the buyer of that Ship.

1.2                               Construction of certain terms. In this Agreement:

“administration notice” means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;

“approved” means, for the purposes of Clause 13, approved in writing by the Agent, such approval not to be unreasonably withheld;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter or fax;

“excess risks” means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances” means, in relation to a Ship, all insurances effected, or which the Owner of that Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (01/11/02 or 01/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/1995 or 1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks” includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/11/1995).

1.3                               Meaning of “month”. A period of 1 or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)                                 on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)                                 on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4                               Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)                                 a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)                                 P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)                                  P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)                                 P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5                               General Interpretation. In this Agreement:

(a)                                 references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)                                 references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c)                                  words denoting the singular number shall include the plural and vice versa; and

(d)                                 Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6                               Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

1.7                               Security trustee as joint and several creditor. Solely for the purposes of each of the Guarantees, the Borrower, each Guarantor, the Lenders and the Swap Banks agree that the Security Trustee shall be the joint creditor together with each Lender and each Swap Bank of each liability and obligation of the Borrower towards any Lender and any Swap Bank under each of the Guarantee, and that accordingly the Security Trustee will have its own independent right to demand performance by the relevant Guarantor of those liabilities and obligations. However, any discharge of any liability or obligation of such Guarantor to the Security Trustee or another Lender or Swap Bank shall, to the same extent, discharge the corresponding liability or obligation owing by the Guarantor to the Security Trustee or such other Lender or Swap Bank.

2                                         FACILITY

2.1                               Amount of facility. Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrower:

(a)                                 the Term Loan Facility; and

(b)                                 the Revolving Credit Facility.

2.2                               Lenders’ participations. Subject to the other provisions of this Agreement, each Lender shall:

(a)                                 participate in each Term Advance in the proportion which, as at the Term Drawdown Date, its Term Commitment bears to the Total Term Commitments; and

(b)                                 participate in each Revolving Advance in the proportion which, as at the relevant Revolving Drawdown Date, its Revolving Commitment bears to the Total Revolving Commitments.

2.3                               Purpose of Advances. The Borrower undertakes with each Creditor Party to use each Term Advance and each Revolving Advance only for the respective purposes stated in the preamble to this Agreement.

3                                         POSITION OF THE LENDERS AND SWAP BANKS

3.1                               Interests of Lenders several. The rights of the Lenders and of the Swap Banks under this Agreement and under each Master Agreement are several.

3.2                               Individual right of action.  Each Lender and each Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement or under a Master Agreement without joining the Agent, the Security Trustee, any Mandated Lead Arranger, any other Lender or any other Swap Bank as additional parties in the proceedings.

3.3                               Proceedings requiring Majority Lender consent.  Except as provided in Clause 3.2, no Lender and no Swap Bank may commence proceedings against the Borrower or any Security Party in connection with a Finance Document or a Master Agreement without the prior consent of the Majority Lenders.

3.4                               Obligations several.  The obligations of the Lenders under this Agreement and of the Swap Banks under the Master Agreement to which each is a party are several; and a failure of a Lender to perform its obligations under this Agreement or a failure of a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in:

(a)                                 the obligations of the other Lenders or the other Swap Banks being increased; nor

(b)                                 the Borrower, any Security Party, any other Lender or any other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document or a Master Agreement;

and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or the Master Agreement to which it is a party.

4                                         DRAWDOWN

4.1                               Request for Advance.  Subject to the following conditions, the Borrower may request that a Term Advance or a Revolving Advance be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (Singapore time) 4 Business Days prior to the intended Drawdown Date.

4.2                               Availability.  The conditions referred to in Clause 4.1 are that:

(a)                                 in the case of a Term Advance:

(i)                                     the Term Drawdown Date has to be a Business Day during the Availability Period for the Term Loan Facility;

(ii)                                  the first Term Advance shall be drawn down in an amount of at least $40,000,000;

(iii)                               the minimum amount of a Term Advance, other than the first Term Advance, shall be $4,000,000 and shall be used to refinance part or all of the purchase price of one of the New Ships or for general corporate purposes;

(iv)                              there shall be not more than 4 Term Advances; and

(v)                                 the aggregate amount of the Term Advances shall not exceed the Total Term Commitments;

(b)                                 in the case of a Revolving Advance:

(i)                                     a Revolving Drawdown Date has to be a Business Day during the Availability Period for the Revolving Credit Facility;

(ii)                                  subject to sub-paragraph (iii) below, a Revolving Drawdown Date, other than the first Revolving Drawdown Date, has to be a Term Repayment Date;

(iii)                               up to 3 Revolving Advances may be drawndown on a date other than a Term Repayment Date.

(iv)                              the aggregate amount of the Revolving Advances shall not exceed the Total Revolving Commitments; and

(v)                                 the minimum amount of a Revolving Advance shall be $4,000,000; and

(vi)                              not more than 4 Revolving Advances shall be outstanding at any time unless agreed otherwise by the Lenders.

4.3                               Notification to Lenders of receipt of a Drawdown Notice.  The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)                                 the amount and nature of the Advance (whether it is a Term Advance or a Revolving Advance (as the case may be)) and the Drawdown Date;

(b)                                 the amount of that Lender’s participation in the relevant Advance; and

(c)                                  the duration of the first Interest Period for the relevant Advance.

4.4                               Drawdown Notice irrevocable.  A Drawdown Notice must be signed by a duly authorised person on behalf of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting with the authorisation of the Majority Lenders.

4.5                               Lenders to make available Contributions.  Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender on that Drawdown Date under Clause 2.2.

4.6                               Disbursement of Advances.  Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrower shall be made:

(a)                                 to the account which the Borrower specifies in the Drawdown Notice; and

(b)                                 in the like funds as the Agent received the payments from the Lenders.

4.7                               Disbursement of Advances to third party.  A payment by the Agent under Clause 4.6 shall constitute the making of the relevant Advance and the Borrower shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s Term Contribution or that Lender’s Revolving Contribution as the case may be.

5                                         INTEREST

5.1                               Payment of normal interest.

(a)                                 Subject to the provisions of this Agreement, interest on a Term Advance in respect of each Term Interest Period applicable to it shall be paid by the Borrower on the last day of that Term Interest Period; and

(b)                                 Subject to the provisions of this Agreement, interest on a Revolving Advance in respect of each Revolving Interest Period applicable to it shall be paid by the Borrower on the last day of that Revolving Interest Period.

5.2                               Normal rate of interest.  Subject to the provisions of this Agreement, the rate of interest on each Term Advance and each Revolving Advance (as the case may be) in respect of an Interest Period applicable to it shall be the aggregate of the Margin and LIBOR for that Interest Period.

5.3                               Payment of accrued interest.  In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4                               Notification of Interest Periods and rates of normal interest.  The Agent shall notify the Borrower and each Lender of:

(a)                                 each rate of interest; and

(b)                                 the duration of each Interest Period;

as soon as reasonably practicable after each is determined.

5.5                               Obligation of Reference Banks to quote.  A Lender which is a Reference Bank shall use all reasonable efforts to supply any quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6                               Absence of quotations by Reference Banks.  If any Reference Bank fails to supply a quotation when required, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if less than 2 of the Reference Banks provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7                               Market disruption.  The following provisions of this Clause 5 apply if:

(a)                                 no Screen Rate is available for an Interest Period and 2 or more of the Reference Banks do not, before 1.00 p.m. (London time) on the Quotation Date, provide quotations to the Agent in order to fix LIBOR; or

(b)                                 at least 1 Business Day before the start of an Interest Period:

(i)                                     in the case of a Term Advance, Lenders having Term Contributions together amounting to at least 50 per cent. of a Term Advance (or, if a Term Advance has not been made, Term Commitments amounting to at least 50 per cent. of the Total Term Commitments);

(ii)                                  in the case of a Revolving Advance, Lenders having Revolving Contributions together amounting to at least 50 per cent. of the Revolving Advance (or, if a Revolving Advance has not been made, Revolving Commitments amounting to at least 50 per cent. of the Total Revolving Commitments), notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Term Contributions or Revolving Contributions as the case may be (or any part of them) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)                                  at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Term Contribution or Revolving Contribution as the case may be (or any part of it) during that Interest Period.

5.8                               Notification of market disruption.  The Agent shall promptly notify the Borrower and each of the Lenders and the Swap Banks stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

5.9                               Suspension of drawdown.  If the Agent’s notice under Clause 5.8 is served before that Term Advance or that Revolving Advance (as the case may be) has been made:

(a)                                 in a case falling within Clauses 5.7(a) or (b), the Lenders’ obligations to make that Term Advance or that Revolving Advance, as the case may be;

(b)                                 in a case falling within Clause 5.7(c), the Affected Lender’s obligation to participate in that Term Advance or that Revolving Advance, as the case may be;

shall be suspended while the circumstances referred to in the Agent’s notice continue.

5.10                        Negotiation of alternative rate of interest.  If the Agent’s notice under Clause 5.8 is served after a Term Advance or a Revolving Advance (as the case may be) has been made, the Borrower, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 15 days after the date on which the Agent serves its notice under Clause 5.8 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Term Contribution or Revolving Contribution (as the case may be) during the relevant Term Interest Period or the Revolving Interest Period concerned.

5.11                        Application of agreed alternative rate of interest.  Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.12                        Alternative rate of interest in absence of agreement.  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant  circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an Interest Period (which shall not exceed 3 months) and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Term Contribution or Revolving Contribution (as the

case may be) plus the Margin; and the procedure provided for by this Clause 5.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.13                        Notice of prepayment.  If the Borrower does not agree with an interest rate set by the Agent under Clause 5.12, the Borrower may give the Agent not less than 15 Business Days’ notice of its intention to prepay the relevant Advance at the end of the interest period set by the Agent.

5.14                        Prepayment.  A notice under Clause 5.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower’s notice of intended prepayment; and on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the relevant Advance, together with accrued interest thereon at the applicable rate plus the Margin.

5.15                        Application of prepayment.  The provisions of Clause 8 shall apply in relation to the prepayment.

5.16                        Designated Transactions under a Master Agreement.

(a)                                 At any time the Borrower may request a Swap Bank to conclude Designated Transactions for the purpose of hedging its interest payment obligations under this Agreement.  Signature of a Master Agreement does not commit that Swap Bank to conclude Designated Transactions, or even to offer terms for doing so, but does provide a contractual framework within which Designated Transactions may be concluded and secured, assuming that a Swap Bank is willing to conclude any Designated Transaction at the relevant time and that, if that is the case, mutually acceptable terms can then be agreed at the relevant time.

(b)                                 In relation to a Master Agreement, the Borrower hereby agrees and undertakes with the Agent, the Security Trustee and the Lenders throughout the Security Period:

(i)                                     only to use Designated Transactions concluded under a Master Agreement for the purpose of hedging its interest payment obligations under this Clause 5 from LIBOR-based funding to longer-term fixed rate funding;

(ii)                                  to procure that each Owner shall apply relevant sums out of the Earnings of the Ships and any other amount standing to the credit of the Operating Accounts to meet the Borrower’s obligations under the Designated Transactions and procure that all the sums derived from such Designated Transactions will be used to meet their interest payment obligations under this Clause 5;

(iii)                               not to conclude Designated Transactions which would result, at any time during the Security Period, in the notional principal amount of all Designated Transactions then remaining exceeding the amount of the Loan, as reduced from time to time under Clause 8; and

(iv)                              not to incur any liability or obligation under a Master Agreement except that directly incurred in relation to a Designated Transaction.

(c)                                  The Lenders agree that, to enable the obligations of the Borrower to each Swap Bank under each Master Agreement to be secured, the security of the Guarantees, the Mortgages, the Deed of Covenant, the Accounts Security Deeds, the General

Assignments and the Charter Assignments in respect of each of the Ships shall be held by the Security Trustee not only to secure the Borrower’s obligations under this Agreement but also the Borrower’s obligations under the Master Agreements on the terms set out in Clause 17.

(d)                                 In relation to each Designated Transaction, the Borrower shall obtain a quotation from each Swap Bank and each quotation shall be made available to the other Swap Banks.  Each Swap Bank shall have the right, but not the obligation, to match the most competitive swap quote and share in such swap pro-rata to its share of the Total Commitments.  Where one or more Swap Bank decides not to match the most competitive quote, such swap shall be shared equally amongst the Swap Banks offering or matching the most competitive quote.

6                                         INTEREST PERIODS

6.1                               Term Interest Periods.  The first Term Interest Period applicable to a Term Advance shall commence on the Term Drawdown Date and each subsequent Term Interest Period applicable to a Term Advance shall commence on the expiry of the preceding applicable Term Interest Period; and, subject to Clauses 6.3, 6.4 and 6.6, each Term Interest Period shall be:

(a)                                 3, 6, 9 or 12 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of that Term Interest Period; or

(b)                                 in the case of the first Term Interest Period applicable to the second and any subsequent Advance under the Term Loan Facility, a period ending on the last day of the Term Interest Period applicable to the first Advance under the Term Loan Facility then current, whereupon all the Advances under the Term Loan Facility shall be consolidated and treated as a single Advance under the Term Loan Facility; or

(c)                                  3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or

(d)                                 in the case of the first Term Interest Period applicable to the first Term Advance such period as shall end on the first Term Repayment Date; or

(e)                                  such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrower.

6.2                               Revolving Interest Periods.  The first Revolving Interest Period applicable to a Revolving Advance shall commence on the applicable Revolving Drawdown Date and each subsequent Revolving Interest Period applicable to the Revolving Advance shall commence on the expiry of the preceding applicable Revolving Interest Period; and, subject to Clauses 6.3, 6.5 and 6.6, each Revolving Interest Period shall be:

(a)                                 3, 6, 9 or 12 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of that Revolving Interest Period; or

(b)                                 in the case of the first Revolving Interest Period applicable to the second and any subsequent Advance under the Revolving Credit Facility, a period ending on the last day of the Revolving Interest Period applicable to the first Advance under the Revolving

Credit Facility then current, whereupon all the Advances under the Revolving Credit Facility shall be consolidated and treated as a single Advance under the Revolving Credit Facility;

(c)                                  3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or

(d)                                 in the case of the first Revolving Interest Period applicable to the first Revolving Advance such period as may end on the first Term Repayment Date; or

(e)                                  such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrower.

6.3                               Limit on number of Interest Periods.  The Borrower shall select Interest Periods under this Clause 6 so that there are no more than 4 Interest Periods of different lengths current at any time unless agreed otherwise by the Lenders.  The first Term Interest Period shall end 3 months after the date of this Agreement.

6.4                               Duration of Term Interest Periods for repayment instalments.  In respect of an amount due to be repaid under Clause 8.1 on a particular Term Repayment Date, a Term Interest Period shall end on that Term Repayment Date.

6.5                               Duration of Revolving Interest Period for repayment instalments.  In respect of an amount due to be repaid under Clause 8.2 on a particular Revolving Repayment Date, a Revolving Interest Period shall end on that Revolving Repayment Date.

6.6                               Non-availability of matching deposits for Interest Period selected.  If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the second Business Day before the commencement of that Interest Period that it is not satisfied that deposits in Dollars for a period equal to that Interest Period will be available to it in the London Interbank Market when that Interest Period commences, that Interest Period shall be of 3 months.

7                                         DEFAULT INTEREST

7.1                               Payment of default interest on overdue amounts.  The Borrower shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)                                 the date on which the Finance Documents provide that such amount is due for payment; or

(b)                                 if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)                                  if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2                               Default rate of interest.  Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)                                 in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(b)                                 in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3                               Calculation of default rate of interest.  The rates referred to in Clause 7.2 are:

(a)                                 the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)                                 the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)                                     LIBOR; or

(ii)                                  if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4                               Notification of interest periods and default rates.  The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent’s notification.

7.5                               Payment of accrued default interest.  Subject to the other provisions of this Agreement, any interest under this Clause shall be immediately due and payable; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6                               Compounding of default interest.  Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7                               Application to Master Agreements.  For the avoidance of doubt, this Clause 7 does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply.

8                                         REDUCTION, REPAYMENT AND PREPAYMENT

8.1                               Repayment of Term Loan.  The Borrower shall repay the Term Loan as follows:

(a)                                 if the full amount of the Term Loan is drawndown, by 28 consecutive quarterly instalments the first 2 instalments in the amount of $550,000, the next 25 instalments in the amount of $2,550,000 and the 28th and final instalment in the amount of $8,150,000.  If less than the full amount of the Term Loan is drawdown, instalment numbers 3 to 28 shall be reduced pro rata; and

(b)                                 the first instalment shall be repaid on the date falling 3 months after the date of this Agreement and the last instalment shall be repaid on the Maturity Date.

8.2                               Reduction of Total Revolving Commitments.  The Total Revolving Commitments shall be repaid in one instalment and cancelled on the Maturity Date.

8.3                               Repayment Date for each Revolving Advance.  Subject to the provisions of Clause 8.2:

(a)                                 each Revolving Advance shall be repaid in full on the Revolving Interest Period applicable to it; and

(b)                                 unless the Borrower notifies the Agent to the contrary not later than 11.00 a.m. (London time) 3 Business Days prior to the Revolving Repayment Date applicable to a Revolving Advance, then, notwithstanding Clause 8.3(a), where that Revolving Repayment Date is also a Revolving Drawdown Date in respect of another Revolving Advance, the Agent shall, on behalf of the Borrower, apply the Revolving Advance which would otherwise have been paid to the Borrower on that Revolving Drawdown Date in or towards the discharge of the amount payable by the Borrower on that Revolving Repayment Date pursuant to Clause 8.3 (but without prejudice to the obligation of the Borrower to pay any balance due after application of such amount).

8.4                               Maturity Date.  On the Maturity Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.5                               Voluntary prepayment.  Subject to the following conditions in Clauses 8.6, 8.7 and 8.8, the Borrower may prepay, without penalty but subject to any payment required under Clause 8.10, the whole or any part of the Term Loan or the Revolving Loan.

8.6                               Conditions for voluntary prepayment.  The conditions referred to in Clause 8.5 are that:

(a)                                 a partial prepayment shall be $4,000,000 or a higher integral multiple of $4,000,000;

(b)                                 the Agent has received from the Borrower at least 5 Business Days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)                                  the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with.

8.7                               Effect of notice of prepayment.  A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.8                               Notification of notice of prepayment.  The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 8.6(c).

8.9                               Mandatory prepayment and cancellation on sale or Total Loss.  The Borrower shall be obliged to prepay the relevant proportion of the aggregate outstanding amount of the Term Loan and the Revolving Loan:

(a)                                 if a Ship which is subject to a Mortgage is sold, on the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)                                 if a Ship which is subject to a Mortgage becomes a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss, and in this Clause 8.9, “relevant proportion” means a fraction of which the numerator is the Fair Market Value of the Ship (determined immediately prior to the date of the sale or Total Loss) which is to be sold or (as the case may be) the subject of Total Loss and the denominator is the aggregate of the most recently determined Fair Market Value of the Ships (determined on the same basis) mortgaged pursuant to this Agreement immediately prior to the sale or Total Loss or, if greater, such amount so that the aggregate outstanding amount of the Term Loan, the Revolving Loan and the Swap Exposure does not exceed the security maintenance cover ratio set out in Clause 15.1.

The prepayment shall be applied first to the Term Loan, secondly to the Revolving Loan then outstanding and thirdly to the Swap Exposure in inverse order of maturity.

This Clause 8.9 is without prejudice to the provisions of Clause 15.1.

The Borrower shall have option to provide substitute security including cash collateral or a substitute ship or ships as an alternative to prepaying the relevant proportion of the aggregate outstanding amount of the Term Loan and Revolving Loan on a sale or Total Loss of a Ship provided:

(a)                                 where a substitute ship is provided that the owner of that substitute ship provides similar security in relation to that ship as was granted by the Owner of the Ship which was the subject to sale or a Total Loss including, but not limited to, a Guarantee, Mortgage and Deed of Covenant (if applicable), General Assignment, Charter Assignment (if applicable), Account Security Deed and Shares Pledge all in a form approved by the Agent (acting with the authorisation of the Lenders); and

(b)                                 where cash collateral is provided the Borrower provides security over that cash in a form acceptable to the Agent (acting with the authorisation of the Lenders),

in each case the Lenders receive legal opinions in relation to such jurisdictions as the Agent may require in a form acceptable to the Lenders.

The provision of a substitute ship or ships shall be subject to the Lenders’ approval of such substitute and where the substitute Ship is of equivalent age, condition, value and type to the Ship subject to the Total Loss or sale, the Lenders’ consent shall not be unreasonably withheld or delayed.

If a Ship is sold, the Borrower may pledge the sale proceeds to the Lenders for a maximum period of 3 months as an alternative to prepayment or cancellation of the Term Loan provided that (a) the amount of cash collateral shall be sufficient to ensure that the ratio of (i) the value of the Ships subject to a Mortgage plus the amount of the cash collateral to (ii) the aggregate of the Term Loan, the Revolving Loan outstanding and the Swap  Exposure shall not result in a breach of the loan to value ratio set out in Clause 15.1 and (b) the Lenders have an irrevocable right of set-off of the cash collateral against the Term Loan and Revolving Credit.  During such 3 month period the Borrower shall have the option to provide alternative security, including a substitute ship, acceptable to the Lenders on the terms set out in this Agreement and failing that, at the end of any such 3 month period, the Borrower shall be obliged to prepay the relevant proportion of the aggregate outstanding amount of the Term Loan and the Revolving Loan in accordance with Clause 8.9.

8.10                        Amounts payable on prepayment.  A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an applicable Term Interest Period or Revolving Interest Period (as the case may be) together with any sums payable under Clause 21.1(b) and 21.2 but without premium or penalty.

8.11                        Application of partial prepayment of Term Loan and Revolving Loan.  Each partial voluntary prepayment shall be applied firstly to the instalments specified in Clause 8.1 (in the case of the Term Loan) in inverse order of maturity and secondly to the bullet repayment specified in Clause 8.2 (in the case of the Revolving Loan).

8.12                        Reborrowing

(a)                                 No amount of the Term Loan prepaid may be reborrowed;

(b)                                 No amount of the Revolving Loan prepaid pursuant to Clause 8.9 may be reborrowed.

8.13                        Voluntary cancellation of Term Commitments or Revolving Commitments.  Subject to the following conditions, the Borrower may, without penalty, cancel the whole or any part of the Total Available Term Commitments or Total Available Revolving Commitments.

8.14                        Conditions for cancellation of Term Commitments or Revolving Commitments.  The conditions referred to in Clause 8.13 are that:

(a)                                 a partial cancellation shall be $1,000,000 or a higher integral multiple of $1,000,000; and

(b)                                 the Agent has received from the Borrower at least 3 Business Days’ prior written notice specifying the amount of the Total Available Term Commitments or Total Available Revolving Commitments to be cancelled and the date on which the cancellation is to take effect.

8.15                        Effect of notice of cancellation.  The service of a cancellation notice given under Clause 8.14 shall cause the amount of the Total Term Commitments or Total Revolving Commitments (as the case may be) specified in the notice to be permanently cancelled and any partial cancellation shall be applied against the Term Commitment or the Revolving Commitment (as the case may be) of each Lender pro rata.

8.16                        Unwinding of Designated Transactions.  On or prior to any repayment or prepayment of the Facility under this Clause 8 or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the aggregate of the Term Loan as reducing from time to time thereafter pursuant to Clause

8.1 and the Revolving Loan as reducing from time to time thereafter pursuant to Clause 8.2.

9                                         CONDITIONS PRECEDENT

9.1                               Documents, fees and no default.  Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(a)                                 that, on or before the first Drawdown Date in relation to the first Term Advance, the Agent receives the documents described in Part A of Schedule 4 in form and substance satisfactory to the Agent and its lawyers;

(b)                                 that, on or before a Drawdown Date in relation a Term Advance, other than the first Term Advance, the Agent receives the documents described in Part B of Schedule 4 in relation to the relevant New Ship in form and substance satisfactory to the Agent and its lawyers;

(c)                                  that, on or before the date of this Agreement, the Agent receives all fees pursuant to the fee letter or letters separately agreed between the Borrower and the Agent;

(d)                                 that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)                                     no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the relevant Advance;

(ii)                                  the representations and warranties in Clause 10 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)                               none of the circumstances contemplated by Clause 5.7 has occurred and is continuing and a Lender has not suspended its obligations to make or participate in a Term Advance or Revolving Advance pursuant to Clause 5.9; and

(e)                                  that, if the ratio set out in Clause 15.1 were applied immediately following the making of the relevant Advance, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(f)                                   that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrower prior to the relevant Drawdown Date.

9.2                               Waiver of conditions precedent.  If the Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the relevant Drawdown Date (or such longer period as the Agent may, with the authorisation of all Lenders, specify).

10                                  REPRESENTATIONS AND WARRANTIES

10.1                        General.  The Borrower represents and warrants to each Creditor Party as follows.

10.2                        Status.  The Borrower is duly incorporated and validly existing and in good standing under the laws of, and has the centre of its main interests in, Singapore.

10.3                        Share capital and ownership.  The Borrower has an issued share capital of $108,028,520.71 divided into 101,002 shares each issued as fully paid, and the legal title and beneficial ownership of such shares is held, free of any Security Interest or other claim, by the Shareholder.

10.4                        Corporate power.  The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)                                 to execute the Finance Documents to which the Borrower is a party and the Master Agreements; and

(b)                                 to borrow under this Agreement, to enter into Designated Transaction under the Master Agreements and to make all the payments contemplated by, and to comply with, those Finance Documents and the Master Agreements.

10.5                        Consents in force.  All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6                        Legal validity; effective Security Interests.  The Finance Documents to which the Borrower is a party and the Master Agreements, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)                                 constitute the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms;

(b)                                 create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate;

subject to any relevant insolvency laws affecting creditors’ rights generally and to general equity principles.

10.7                        No third party Security Interests.  Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document:

(a)                                 the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)                                 no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8                        No conflicts.  The execution by the Borrower of each Finance Document to which it is a party and the Master Agreements, and the borrowing by the Borrower of the Term Loan Facility and the Revolving Credit Facility, and its compliance with each Finance Document and each Master Agreement to which it is a party will not involve or lead to a contravention of:

(a)                                 any law or regulation; or

(b)                                 the constitutional documents of the Borrower; or

(c)                                  any contractual or other obligation or restriction which is binding on the Borrower or any of its subsidiaries or any of their respective assets.

10.9                        No default.  No Event of Default or Potential Event of Default has occurred and is continuing.

10.10                 No withholding taxes.  All payments which the Borrower is liable to make under the Finance Documents or any Master Agreement may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.11                 Information.  All information which has been provided in writing by or on behalf of the Borrower or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.4; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.5; and there has been no material adverse change in the financial position or state of affairs of the Borrower or its subsidiaries from that disclosed in the latest of those accounts.

10.12                 No litigation.  No litigation, arbitration or administrative proceedings (including, but not limited to, investigative proceedings) involving the Borrower or any Owner has been commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken which, in any case, would be likely to have a material adverse effect on the Borrower’s or any Owner’s financial position or profitability.

10.13                 Compliance with certain undertakings.  At the date of this Agreement, the Borrower is in compliance with Clauses 11.2 and 11.13.

10.14                 Taxes paid.  The Borrower has paid all taxes applicable to, or imposed on or in relation to, the Borrower and its business.

10.15                 No money laundering.  Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrower of the Term Loan Facility and the Revolving Credit Facility, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

10.16                 ISM Code and ISPS Code compliance.  All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, each Owner the Approved Manager and the Ships have been, or will be, complied with at the time of the Drawdown Date relating to each Ship.

10.17                 Prohibited Person.

(a)                                No Ship is nor will be beneficially owned directly or indirectly by a Prohibited Person;

(b)                                No Prohibited Person has any interest of any nature whatsoever in the Borrower or any other Security Party; and

(c)                                 No property subject to any Security Interest constituted by a Finance Document has been derived from any unlawful activity.

10.18                 Pari passu ranking.  The obligations of the Borrower and each Owner under the Finance Documents and the Master Agreements rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

10.19                 Power and authority.  The Borrower has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the Master Agreements to which it is a party and the transactions contemplated by those Finance Documents and the Master Agreements.

11                                  GENERAL UNDERTAKINGS

11.1                        General.  The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of all Lenders, otherwise permit.

11.2                        Title; negative pledge.  The Borrower shall procure that each Owner (in the case of a New Ship, from the date of the delivery of that New Ship to the relevant Owner) shall hold the legal title to, and own the entire beneficial interest in the Ship owned by it, its Earnings and Insurances, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests.

11.3                        Disposal of assets.  The Borrower will not transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except in the usual course of its business and for fair market value payable in cash on completion of such transaction.

11.4                        Information provided to be accurate.  All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration at the time it is provided.

11.5                        Provision of financial statements.  The Borrower will send to the Agent:

(a)                                 as soon as possible, but in no event later than 180 days after the end of each financial year of the Borrower, the audited consolidated accounts of the Borrower’s Group and audited individual accounts of the Borrower;

(b)                                 as soon as possible, but in no event later than 90 days after the end of each financial half-year of the Borrower, the unaudited consolidated financial statements of the Borrower’s Group and the unaudited individual financial statements of the Borrower certified as to its correctness by the chief financial officer of the Borrower;

(c)                                  concurrently with the annual audited consolidated accounts and the financial statements referred to in paragraphs (a) and (b), a compliance certificate signed by a director or the

Chief Financial Officer of the Borrower in the form attached as Schedule 8 (or in any other format which the Agent may approve) evidencing compliance with the financial covenants in Clause 12.5 and also listing the Fair Market Value of each of the Ships which is subject to a Mortgage at that time.

11.6                        Form of financial statements.  The audited accounts delivered under Clause 11.5 will:

(a)                                 be prepared in accordance with all applicable laws and IFRS consistently applied;

(b)                                 give a true and fair view of the state of affairs of the Borrower’s Group (or the Borrower, as the case may be) at the date of those accounts and of profit for the period to which those accounts relate;

(c)                                  fully disclose or provide for all significant liabilities of the Borrower’s Group (or the Borrower, as the case may be); and

(d)                                 be provided in English.

11.7                        Provision of further information.  The Borrower will, as soon as practicable after receiving a request from the Agent, provide the Agent with such additional financial information in relation to the Borrower’s Group including but not limited to fleet employment, charter-in obligations, liabilities under financial instruments, debt repayment profiles and 3 year cash flow projections of the Borrower and any other information which may be reasonably requested by the Agent or any Lender through the Agent.

11.8                        Creditor notices.  The Borrower will send the Agent, at the same time as they are despatched, copies of all material communications which are despatched to all of the Borrower’s shareholders or creditors or to the whole of any class of them.

11.9                        Consents.  The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)                                 for the Borrower to perform its obligations under any Finance Document to which it is a party and any Master Agreement;

(b)                                 for the validity or enforceability of any Finance Document to which it is a party and any Master Agreement;

and the Borrower will comply with the terms of all such consents.

11.10                 Maintenance of Security Interests.  The Borrower will:

(a)                                 at its own cost, do all that it reasonably can to ensure that any Finance Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and

(b)                                 without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document to which it is a party with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document to which it is a party, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to which it is a party to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11                 Notification of litigation.  The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party or any Ship as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.12                 Principal place of business.  The Borrower will notify the Agent if it has a place of business in any jurisdiction which would require a Finance Document to which it is a party to be registered, filed or recorded with any court or authority in that jurisdiction or if the centre of its main interests changes.

11.13                 Notification of default.  The Borrower will notify the Agent as soon as the Borrower becomes aware of:

(a)                                 the occurrence of an Event of Default or Potential Event of Default; or

(b)                                 any matter which indicates that an Event of Default or Potential Event of Default may have occurred,

and will keep the Agent fully up-to-date with all developments.

11.14                 Access to books and records.  The Borrower shall permit one or more representatives of the Agent, at the request of the Agent, to have reasonable access to its books and records and to inspect the same during normal business hours at its offices upon reasonable prior written notice and subject to existing confidentiality agreements with third parties.

11.15                 No amendment to Master Agreements.  The Borrower agrees not to make any amendment or supplement to, waive or fail to enforce, the Master Agreements or any of their provisions unless otherwise agreed by the Agent.  For the avoidance of doubt a Designated Transaction shall not be an amendment or supplement for the purposes of this Clause 11.15.

11.16                 “Know your customer” checks.  If:

(a)                                 the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)                                 any change in the status of the Borrower or any Security Party after the date of this Agreement; or

(c)                                  a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

11.17                 Charter assignments.  If an Owner enters into any Charter, the Borrower shall procure that the relevant Owner executes a Charter Assignment in favour of the Security Trustee.

11.18                 Maintenance of ownership.  The Borrower shall throughout the Security Period remain the legal and beneficial owner of the entire issued and allocated share capital of each Owner.

11.19                 No Amendments to Shipbuilding Contracts.  The Borrower will not agree to any amendment or supplement to any New Ship Shipbuilding Contract which has a material effect on the value, type or size of such New Ship.

11.20                 Vettings.  The Borrower shall procure that the relevant Owner of each of the New Ships listed as Ships 7 to 9 in Schedule 6 shall provide to the Agent satisfactory evidence of the vettings of those New Ships within 6 months of the delivery of that New Ship.

11.21                 Delivery of New Ships.  The Borrower shall procure that the Agent is promptly notified of each notice of delivery delivered by the builder pursuant to each New Ship Shipbuilding Contract.  In relation to each New Ship, the Borrower shall procure that no later than 5 days following the delivery date of that New Ship the Agent receives in respect of that New Ship the documents described in Part B of Schedule 4 in form and substance satisfactory to the Agent.

11.22                 Accounts Pledge.  If the Borrower enters into one or more Designated Transactions under a Master Agreement then on the date on which the first Confirmation is exchanged pursuant to that Master Agreement, the Borrower shall enter into an additional Accounts Pledge in favour of all the Lenders and Swap Banks in the Agreed Form in order to secure their liabilities under that Master Agreement.

12                                  CORPORATE UNDERTAKINGS

12.1                        General.  The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of all Lenders, otherwise permit.

12.2                        Maintenance of status.  The Borrower will maintain its separate corporate existence under the laws of, and the centre of its main interests in, Singapore.

12.3                        No change of business.  The Borrower will not change its principal activity from its current industrial sector at the date of this Agreement or operate outside the scope of its Articles of Association.

12.4                        No merger etc.  The Borrower shall not, and shall procure that none of its subsidiaries will, enter into any form of merger, sub-division, amalgamation or other reorganisation (for the purposes of this Clause the sale of up to 40 per cent. of the shares of the Borrower in the London Stock Exchange or the Singapore Stock Exchange in connection with an initial public offering (IPO) of the Borrower shall be disregarded).

12.5                        Financial Covenants.  The Borrower will ensure that the consolidated financial position of the Borrower’s Group shall at all times during the Security Period be such that:

(a)                                 Market Adjusted Tangible Net Worth is not less than $300,000,000;

(b)                                 Liquidity is not less than $40,000,000 (of which at least $15,000,000 shall be in cash or cash equivalents);

(c)                                  the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 70 per cent.; and

(d)                                 the ratio of Net Debt to EBITDA shall be not more than 5.5 times.

In this Clause 12.5:

“Cash and Cash Equivalents” means the cash and cash equivalents set out in the Latest Accounts;

“Market Adjusted Tangible Net Worth”  means the aggregate amount (without double counting) of the following:

(a)                                 the amounts paid up, or credited as paid up, on the issued share capital of the Borrower’s Group;

(b)                                 any credit balance on the consolidated profit and loss account of the Borrower’s Group; and

(c)                                  any amount standing to the credit of any other consolidated capital and revenue reserves of the Borrower’s Group including any share premium account and capital redemption reserve, less the aggregate amount (without double counting) of the following:

(a)                                 any debt balance on the consolidated profit and loss account of the Borrower’s Group; and

(b)                                 any reserves attributable to interests of minority shareholders in any subsidiary (whether direct or indirect) of the Borrower’s Group,

all as determined in accordance with IFRS applied in the preparation of the Latest Accounts but adjusted by:

(i)                                     deducting any dividend or other distribution declared, recommended or made by the Borrower’s Group;

(ii)                                  deducting any amount attributable to goodwill or any other intangible asset;

(iii)                               reflecting any variation required to be made to the asset value attributable to any ship owned by the Borrower’s Group in order to reflect the fair value of any such ship;

(iv)                              excluding any amount attributable to deferred taxation;

(v)                                 excluding any amount attributable to minority interests; and

(vi)                              eliminating inconsistencies (if any) between the accounting principles;

“Liquidity”  means the aggregate of (i) Cash and Cash Equivalents and (ii) freely available revolving credit facilities unrestricted by conditions relating to drawdown and with a remaining maturity of minimum 6 months as shown in the Latest Accounts;

“Debt”  means the aggregate (without double counting) of secured or unsecured bank loans, finance lease obligations, bonds and any other financial obligations included as a liability on the balance sheet in terms of IFRS, but excluding the mark to market of swaps and other derivative instruments and excluding contingent liabilities as shown in the Latest Accounts;

“Net Debt”  means the Debt as reduced by the amount of the cash and cash equivalents as shown in the Latest Accounts;

“EBITDA”  means the profit before tax having added back the amount of interest paid, accrued tax, depreciation, amortisation and losses on disposal of assets and deducted the amount of interest  earned and profit on disposal of assets as such amount is determined in accordance with the Latest Accounts (where such Latest Accounts are delivered pursuant to Clause 11.5(a)) or as calculated on a rolling 12 month basis (where such Latest Accounts are delivered pursuant to Clause 11.5(b));

“Latest Accounts”  means, at any date, the audited consolidated accounts of the Borrower’s Group most recently delivered to the Agent under Clause 11.5(a) or (b); and

“Market Adjusted Tangible Fixed Assets” means the aggregate of the book value of:

(a)                                ships (including ships under construction) either wholly or partially owned by the Borrower’s Group; and

(b)                                land and buildings either wholly or partially owned by the Borrower’s Group,

as stated in the Latest Accounts adjusted by such amount to reflect the current open market value of such assets evidenced to the Agent’s satisfaction and acceptable to the Lenders.

In the event that the Borrower agrees more favourable financial covenants to a particular lender or lenders in relation to any other facility, the financial covenants in this Clause 12.5 shall be amended to reflect those more favourable financial covenants.

12.6                        Change of accounting period.  The Borrower shall not change its fiscal year end date.

12.7                        Restrictions on dividends.  The Borrower shall not pay any dividend or make any other form of distribution or effect any form of redemption or return of share capital Provided that the Borrower may pay a dividend or make a distribution subject to the following conditions:

(a)                                 no Event of Default or Potential Event of Default has occurred and is continuing or would result from the payment of such dividend or distribution or redemption or return of share capital; and

(b)                                 the payment of such dividend or distribution or redemption or return of share capital would not cause any breach of any of the financial covenants set out in Clause 12.5.

13                                  INSURANCE

13.1                        General.  The Borrower also undertakes with each Creditor Party to procure that each Owner (from the date on which a Mortgage is granted over that Ship) shall comply with the following provisions of this Clause 13 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

13.2                        Maintenance of obligatory insurances.  The Borrower shall procure that each Owner shall keep the Ship owned by it insured at the expense of that Owner against:

(a)                                 fire and usual marine risks (including hull and machinery and excess risks);

(b)                                 war risks (including London Blocking and Trapping addendum or similar arrangements);

(c)                                  protection and indemnity risks (including liability for oil pollution for an amount of not less than $1,000,000,000); and

(d)                                 any other risks against which the Security Trustee considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the reasonable opinion of the Security Trustee be reasonable for the Owners or any of them to insure and which are specified by the Security Trustee by notice to the relevant Owner or Owners.

13.3                        Terms of obligatory insurances.  The Borrower shall procure that each Owner shall effect such insurances:

(a)                                 in Dollars;

(b)                                 in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) when aggregated with such insurances on the other Ships subject to a Mortgage, (A) prior to the first Revolving Drawdown Date 120 per cent. of the aggregate of the Term Loan and the Swap Exposure and (B) following the first Revolving Drawdown Date 120 per cent. of the aggregate of the Term Loan, Total Revolving Commitment and the Swap Exposure and (ii) the Fair Market Value of that Ship;

(c)                                  in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)                                 in relation to protection and indemnity risks in respect of that Ship’s full tonnage;

(e)                                  on approved terms; and

(f)                                   through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4                        Further protections for the Creditor Parties.  In addition to the terms set out in Clause 13.3, the Borrower shall procure that each Owner shall procure that the obligatory insurances shall:

(a)                                 subject always to paragraph (b), name the Owner of that Ship as the sole named assured unless the interest of every other named assured is limited:

(i)                                     in respect of any obligatory insurances for hull and machinery and war risks;

(A)                               to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)                               to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)                                  in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Trustee (in such form as it requires) that any deductible shall be apportioned between the Owner of that Ship and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)                                 whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)                                  name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(d)                                 provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(e)                                  provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(f)                                   provide that the Security Trustee may make proof of loss if the Owner of that Ship fails to do so.

13.5                        Renewal of obligatory insurances.  The Borrower shall procure that each Owner in relation to the Ship owned by it shall:

(a)                                 at least 21 days before the expiry of any obligatory insurance:

(i)                                     notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Owner proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)                                  obtain the Security Trustee’s approval to the matters referred to in paragraph (i);

(b)                                 at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Security Trustee’s approval pursuant to paragraph (a); and

(c)                                  procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6                        Copies of policies; letters of undertaking.  The Borrower shall procure that each Owner shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)                                 they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b)                                 they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)                                  they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)                                 they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Owner or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)                                  they will not set off against any sum recoverable in respect of a claim relating to a Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7                        Copies of certificates of entry.  The Borrower shall procure that each Owner shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a)                                 a certified copy of the certificate of entry for that Ship;

(b)                                 a letter or letters of undertaking in such form as may be required by the Security Trustee; and

(c)                                  a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

13.8                        Deposit of original policies.  The Borrower shall procure that each Owner shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9                        Payment of premiums.  The Borrower shall procure that each Owner shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee.

13.10                 Guarantees.  The Borrower shall procure that each Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11                 Compliance with terms of insurances.  The Borrower shall procure that no Owner shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)                                 the Borrower shall procure that each Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)                                 the Borrower shall procure that no Owner shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(c)                                  the Borrower shall procure that each Owner shall make (and promptly supply copies to the Agent upon its request of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) and shall procure that each Owner shall provide a copy of its Certificate of Financial Responsibility, if applicable; and

(d)                                 the Borrower shall procure that no Owner shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12                 Alteration to terms of insurances.  The Borrower shall procure that no Owner shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

13.13                 Settlement of claims.  The Borrower shall procure that no Owner shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14                 Provision of copies of communications.  The Borrower shall procure that each Owner shall provide the Security Trustee, at the time of each such communication, copies of all written communications between that Owner and:

(a)                                 the approved brokers;

(b)                                 the approved protection and indemnity and/or war risks associations; and

(c)                                  the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)                                     that Owner’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)                                  any credit arrangements made between that Owner and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.15                 Provision of information.  In addition, the Borrower shall procure that each Owner shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)                                 obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)                                 effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 or dealing with or considering any matters relating to any such insurances,

and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.16                 Mortgagee’s interest and additional perils insurances.  The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest additional perils insurance and a mortgagee’s interest marine insurance in such amounts, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

14                                  SHIP COVENANTS

14.1                        General.  The Borrower also undertakes with each Creditor Party to procure that each Owner (from the date on which a Mortgage is granted over that Ship) shall comply with the following provisions of this Clause 14 at all times during the Security Period except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit and, in the case of Clauses 14.2, 14.3(b) and 14.12(e) such consent not to be unreasonably withheld or delayed.

14.2                        Ship’s name and registration.  The Borrower shall procure that each Owner shall keep the Ship owned by it registered in its name on the flag indicated in Schedule 6; shall procure that each Owner shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship owned by it Provided that the Borrower may transfer the Ships to another Approved Flag subject to:

(a)                                 the Borrower executing a replacement Mortgage, Deed of Covenant (if applicable), General Assignment, Charter Assignment (if applicable) and Shares Pledge in respect of that Ship at the time of transfer of that Ship;

(b)                                 receipt by the Lenders of a legal opinion from Singapore lawyers and from lawyers in the jurisdiction of the Approved Flag in a form acceptable to the Lenders; and

(c)                                  receipt by the Lenders of evidence satisfactory to the Lenders that the Borrower has received all approvals and consents as may be required for such transfer.

14.3                        Repair and classification.  The Borrower shall procure that each Owner shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)                                 consistent with first-class ship ownership and management practice;

(b)                                 so as to maintain that Ship’s class notation at the date of this Agreement free of overdue recommendations and conditions affecting that Ship’s class with an Approved Classification Society; and

(c)                                  so as to comply with all laws and regulations applicable to vessels registered in Singapore or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4                        Modification.  The Borrower shall procure that no Owner shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on the Ship owned by it which would or might materially alter the structure, type or performance characteristics of the Ship owned by it or materially reduce its value.

14.5                        Removal of parts.  The Borrower shall procure that no Owner shall remove any material part of the Ship owned by it, or any item of equipment installed on, the Ship owned by it unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the Ship owned by it the property of that Owner and subject to the security constituted by the Mortgage Provided that an Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.6                        Surveys.  The Borrower shall procure that each Owner shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee provide the Security Trustee, with copies of all survey reports.

14.7                        Inspection.  The Borrower shall procure that each Owner shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose and at the

Borrower’s cost) to board the Ship (and in the case of the New Ships listed as Ships 7 to 9 in Schedule 6 also during the construction period) owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.  If an inspection indicates that a Ship is deficient in any way, it shall be a condition to the ongoing availability of the Term Loan and Revolving Loan that the Borrower shall procure that the Owner of that Ship will ensure that that Ship is adequately repaired or modified to the satisfaction of the Majority Lenders as evidenced by a further inspection.

14.8                        Prevention of and release from arrest.  The Borrower shall procure that each Owner shall promptly discharge:

(a)                                 all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, its Earnings or the Insurances;

(b)                                 all taxes, dues and other amounts charged in respect of the Ship owned by it, its Earnings or the Insurances; and

(c)                                  all other outgoings whatsoever in respect of the Ship owned by it, its Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Owner shall procure its release by providing bail or otherwise as the circumstances may require.

14.9                        Compliance with laws etc.  The Borrower shall procure that each Owner shall:

(a)                                 comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Owner;

(b)                                 not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code;

(c)                                  in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by the Ship’s war risks insurers unless the prior written consent of the Security Trustee has been given and that Owner has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require; and

(d)                                 not employ the Ship owned by it nor permit the Ship to be employed in breach of any embargo or sanctions or prohibitions order (or any similar order or directive) of the United States of America or the European Union as if the relevant Owner were a national of the United States of America or the European Union.

14.10                 Provision of information.  The Borrower shall procure that each Owner shall promptly provide the Security Trustee with any information which it requests regarding:

(a)                                 the Ship owned by it, its employment, position and engagements;

(b)                                 the Earnings and payments and amounts due to that Ship’s master and crew;

(c)                                  any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of the Ship owned by it;

(d)                                 any towages and salvages; and

(e)                                  the Borrower’s, the Owner’s, the Approved Manager’s or that Ship’s compliance with the ISM Code and the ISPS Code;

and, upon the Security Trustee’s request, provide copies of any current charter relating to that Ship, of any current charter guarantee and copies of the Borrower’s, the Owner’s or the Approved Manager’s Document of Compliance.

14.11                 Notification of certain events.  The Borrower shall procure that each Owner shall immediately notify the Security Trustee by fax, confirmed forthwith, by letter of:

(a)                                 any casualty which is or is likely to be or to become a Major Casualty;

(b)                                 any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)                                  any requirement or recommendation which, in either case, is material and made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)                                 any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on the Ship owned by it or the Earnings or any requisition of the Ship owned by it for hire;

(e)                                  any intended dry docking of the Ship owned by it;

(f)                                   any Environmental Claim made against that Owner or in connection with the Ship owned by it, or any Environmental Incident;

(g)                                  any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, that Owner, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)                                 any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and the Borrower shall procure that each Owner shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Owner’s, the Approved Manager’s or any other person’s response to any of those events or matters.

14.12                 Restrictions on chartering, appointment of managers etc.  The Borrower shall procure that no Owner shall:

(a)                                 let the Ship owned by it on demise charter for any period;

(b)                                 enter into any time or consecutive voyage charter in respect of the Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 12 months plus or minus 30 days;

(c)                                  enter into any charter in relation to the Ship owned by it under which more than 2 months’ hire (or the equivalent) is payable in advance;

(d)                                 charter the Ship owned by it otherwise than on bona fide arm’s length terms at the time when the Ship owned by it is fixed;

(e)                                  appoint a manager of the Ship owned by it other than the Approved Manager or agree to any alteration to the terms of the Approved Manager’s appointment;

(f)                                   de-activate or lay up the Ship owned by it; or

(g)                                  put the Ship owned by it into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $250,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship owned by it or the Earnings for the cost of such work or for any other reason or unless the Borrower has first provided the Agent with additional security acceptable to the Agent (acting with the authorisation of the Lenders) in respect of such costs.

14.13                 Notice of Mortgage.  The Borrower shall procure that each Owner shall keep the Mortgage registered against the Ship owned by it as a valid first preferred or priority mortgage (as the case may be), carry on board the Ship owned by it a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and that Master’s cabin of the Ship owned by it a framed printed notice stating that the Ship owned by it is mortgaged by that Owner to the Security Trustee.

14.14                 Sharing of Earnings.  The Borrower shall procure that each Owner shall not enter into any agreement or arrangement for the sharing of any Earnings.

14.15                 ISPS Code.  The Borrower shall procure that each Owner shall comply with the ISPS Code and in particular, without limitation, shall:

(a)                                 procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)                                 maintain for the Ship owned by it an ISSC; and

(c)                                  notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

14.16                 Classification society undertaking.  The Borrower shall procure that each Owner shall instruct the classification societies referred to in Clause 14.3 (and procure that each classification society undertakes with the Security Trustee):

(a)                                 to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by the classification society in relation to each Ship;

(b)                                 to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Owner and that Ship at the offices of the classification society and to take copies of them;

(c)                                  to notify the Security Trustee immediately in writing if the classification society:

(i)                                     receives notification from that Owner or any person that that Ship’s classification society is to be changed; or

(ii)                                  becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship’s class under the rules or terms and conditions of that Owner’s or that Ship’s membership of the classification society; and

(d)                                 following receipt of a written request from the Security Trustee:

(i)                                     to confirm that that Owner is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society;  or

(ii)                                  if that Owner is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the classification society.

15                                  SECURITY COVER

15.1                        Minimum required security cover.  Clause 15.2 applies if the Agent notifies the Borrower that the aggregate of the Term Loan, the Revolving Loan and the Swap Exposure is greater than:

(a)                                 on or before 31 March 2012, 65 per cent. of; or

(b)                                 at all other times, 80 per cent. of:

(i)                                     the aggregate of the Fair Market Values (determined as provided in Clause 15.3) of each Ship subject to a Mortgage and which the Lenders have found to be satisfactory as evidenced by an inspection carried our pursuant to Clause 14.7; plus

(ii)                                  the net realisable value of any additional security previously provided under this Clause 15.

The Borrower shall provide (at its own cost) the valuation of each Ship which is required to determine its Fair Market Value pursuant to Clause 15.3 on each Drawdown Date, on the first Term Repayment Date and quarterly thereafter throughout the Security Period and, after the occurrence of an Event of Default which is continuing, whenever requested by the Agent.

15.2                        Provision of additional security; prepayment.  If the Agent serves a notice on the Borrower under Clause 15.1, the Borrower shall, within 1 month after the date on which the Agent’s notice is served, either:

(a)                                 provide, or ensure that a third party provides, additional security which, in the opinion of the Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of all Lenders, approve or require; or

(b)                                 prepay such part (at least) firstly of the Revolving Loan and secondly of the Term Loan which will eliminate the shortfall.

15.3                        Valuation of Ships.  The Fair Market Value of a Ship at any date is that shown by a valuation prepared:

(a)                                 firstly:

(i)                                     as at the date of the most recent quarterly valuation received on 31 March, 30 June, 30 August or 31 December;

(ii)                                  by Clarksons Shipbrokers provided that such valuation is (i) provided on the letter head of Clarksons Shipbrokers and (ii) addressed to the Agent;

(iii)                               with or without physical inspection of that Ship (as the Agent may require);

(iv)                              on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;

(v)                                 after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale; and

(b)                                 secondly, where alternative valuations are required pursuant to this Agreement:

(i)                                     as at a date not more than 14 Business Days previously;

(ii)                                  by an Approved Shipbroker;

(iii)                               with or without physical inspection of that Ship (as the Agent may require);

(iv)                              on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;

(v)                                 after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale;

In the event that the Majority Lenders or the Borrower do not agree with the valuation provided pursuant to Clause 15.3(a), the party disagreeing with such valuation shall appoint an Approved Shipbroker to conduct a valuation in accordance with this Clause 15.3 and the market value shall be the average of the two valuations.

In the event that Clarksons Shipbrokers do not provide the valuation referred to in Clause 15.3(a), the Agent shall appoint an Approved Shipbroker to provide such valuation.  In the event that the Borrower or Lenders do not agree with the valuation provided pursuant to this paragraph, the Agent shall appoint a second Approved Shipbroker to conduct a valuation in accordance with this Clause 15.3 and the market value shall be the average of the two valuations.

15.4                        Value of additional vessel security.  The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.

15.5                        Valuations binding.  Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6                        Provision of information.  The Borrower shall promptly provide the Agent and any shipbroker or expert acting under Clause 15.3 or 15.4 with any information which the Agent or the shipbroker or expert may reasonably request for the purposes of its valuation.

15.7                        Payment of valuation expenses.  Without prejudice to the generality of the Borrower’s obligations under Clauses 20.2, 20.3 and 21.3, the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.

15.8                        Application of prepayment.  Clauses 8.7, 8.10, 8.11 and 8.12 shall apply in relation to any prepayment pursuant to Clause 15.2(b).

16                                  PAYMENTS AND CALCULATIONS

16.1                        Currency and method of payments.  All payments to be made by the Lenders or by the Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)                                 by not later than 11.00 a.m. (New York City time) on the due date;

(b)                                 in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)                                  in the case of an amount payable by a Lender to the Agent or by the Borrower to the Agent or any Lender, to such account with such bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties; and

(d)                                 in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

16.2                        Payment on non-Business Day.  If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)                                 the due date shall be extended to the next succeeding Business Day; or

(b)                                 if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3                        Basis for calculation of periodic payments.  All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4                        Distribution of payments to Creditor Parties.  Subject to Clauses 16.5, 16.6 and 16.7:

(a)                                 any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, a Swap Bank or the Security Trustee shall be made available by the Agent to that Lender, that Swap Bank or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender, the Swap Bank or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)                                 amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Bank generally shall be distributed by the Agent to each Lender and the Swap Bank pro rata to the amount in that category which is due to it.

16.5                        Permitted deductions by Agent.  Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or a Swap Bank, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or that Swap Bank under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or that Swap Bank to pay on demand.

16.6                        Agent only obliged to pay when monies received.  Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender or a Swap Bank any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender or that Swap Bank until the Agent has satisfied itself that it has received that sum.

16.7                        Refund to Agent of monies not received.  If and to the extent that the Agent makes available a sum to the Borrower or a Lender or a Swap Bank, without first having received that sum, the Borrower or (as the case may be) the Lender or the Swap Bank concerned shall, on demand:

(a)                                 refund the sum in full to the Agent; and

(b)                                 pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8                        Agent may assume receipt.  Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9                        Creditor Party accounts.  Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.10                 Agent’s memorandum account.  The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.11                 Accounts prima facie evidence.  If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17                                  APPLICATION OF RECEIPTS

17.1                        Normal order of application.  Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)                                 FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents and any Master Agreement in the following order and proportions:

(i)                                     first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents and the Master Agreements other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrower under Clauses 20, 21 and 22 of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in the other Finance Documents or in any Master Agreement (and amounts in relation to the Master Agreements shall be applied pro-rata);

(ii)                                  secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents and any Master Agreement (and amounts in relation to the Master Agreements shall be applied pro-rata) (and, for this purpose, the expression “interest” shall include any net amount which the Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of that Master Agreement but shall have failed to pay or deliver to the relevant Swap Bank at the time of application or distribution under this Clause 17); and

(iii)                               thirdly, in or towards satisfaction pro rata of the Term Loan, the Revolving Loan and the Swap Exposure (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)                                 SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or any Master Agreement but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will either or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a); and

(c)                                  THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

17.2                        Variation of order of application.  The Agent may, with the authorisation of all Lenders and the Swap Banks, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 (other than sub-clause (a)) either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3                        Notice of variation of order of application.  The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4                        Appropriation rights overridden.  This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

18                                  APPLICATION OF EARNINGS; SWAP PAYMENTS

18.1                        Payment of Earnings and swap payments.  The Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignment):

(a)                                 all the Earnings in relation to a Ship are paid to the Operating Account for that Ship; and

(b)                                 all payments by a Swap Bank to the Borrower under each Designated Transaction are paid to the Retention Account.

18.2                        Monthly retentions.  The Borrower undertakes with each Creditor Party to ensure that, in each calendar month of the Security Period on such dates as the Agent may from time to time specify, there is transferred to the Retention Account out of the Earnings received in the Operating Accounts during the preceding calendar month:

(a)                                 one-third of the amount of the repayment instalment falling due under Clause 8 on the next Term Repayment Date; and

(b)                                 the relevant fraction of the aggregate amount of interest on the Term Loan and the Revolving Credit Facility which is payable on the next due date for payment of interest under this Agreement.

The “relevant fraction” is a fraction of which the numerator is 1 and the denominator the number of months comprised in the then current Interest Period (or, if the period is shorter, the number of months from the later of the commencement of the current Interest Period or the last due date for payment of interest to the next due date for payment of interest under this Agreement).

18.3                        Shortfall in Earnings.  If the aggregate Earnings received in the Operating Accounts are insufficient in any month for the required amount to be transferred to the Retention Account under Clause 18.2, the Borrower shall make up the amount of the insufficiency on demand from the Agent; but, without thereby prejudicing the Agent’s right to make such demand at any time, the Agent may, if so authorised by the Majority Lenders, permit the Borrower to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 18.2 from the Earnings received in the next or subsequent months.

18.4                        Application of retentions.  Until an Event of Default or a Potential Event of Default occurs, the Agent shall on each Term Repayment Date and on each due date for the payment of interest under this Agreement distribute to the Lenders in accordance with Clause 16.4 so much of the then balance on the Retention Account as equals:

(a)                                 the repayment instalment due on that Term Repayment Date; or

(b)                                 the amount of interest payable on that interest payment date,

in discharge of the Borrower’s liability for that repayment instalment or that interest.

18.5                        Interest accrued on Retention Account.  Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Retention Account.

18.6                        No release of accrued interest.  Interest accruing under Clause 18.5 shall be credited to the Retention Account but shall not be released to the Borrower until the end of the Security Period unless otherwise agreed between the Borrower and the Agent.

18.7                        Location of accounts.  The Borrower shall promptly:

(a)                                 comply with any requirement of the Agent as to the location or re-location of the Operating Accounts and the Retention Account (or any of them); and

(b)                                 execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Operating Accounts and the Retention Account.

18.8                        Debits for expenses etc.  The Agent shall be entitled (but not obliged) from time to time to debit any Operating Account or the Retention Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause or 20 or 21.

18.9                        Borrower’s obligations unaffected.  The provisions of this Clause 18 (as distinct from a distribution effected under Clause 18.4) do not affect:

(a)                                 the liability of the Borrower to make payments of principal and interest on the due dates; or

(b)                                 any other liability or obligation of the Borrower or any Security Party under any Finance Document.

19                                  EVENTS OF DEFAULT

19.1                        Events of Default.  An Event of Default occurs if:

(a)                                 the Borrower or any Security Party fails to pay when due any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)                                 any breach occurs of Clause 9.2, 11.2, 11.3, 12.2, 12.3, 12.4 or 15.2; or

(c)                                  any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a) or (b)), which in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 10 days (or such longer period as the Agent may, in its entire discretion, permit) after written notice from the Agent requesting action to remedy the same; or

(d)                                 (subject to any applicable grace period specified in the Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b) or (c)); or

(e)                                  any representation, warranty or statement made or repeated by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated and, in the opinion of the Lenders, such representation, warranty or statement is material; or

(f)                                   any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

(i)                                     any Financial Indebtedness of a Relevant Person is not paid when due; or

(ii)                                  any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)                               a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)                              any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)                                 any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)                                  any of the following occurs in relation to a Relevant Person:

(i)                                     a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or

(ii)                                  any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $100,000 or more or the equivalent in another currency; or

(iii)                               any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)                              an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)                                 any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)                              a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)                           a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower or an Owner which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)                        an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)                              a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)                                 any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)                              in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or

(h)                                 the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)                                     it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)                                     for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)                                  for the Agent, the Security Trustee, the Lenders or the Swap Banks to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)                                    any official consent necessary to enable each Owner to own, operate or charter the Ship owned by it or to enable the Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)                                 it appears to the Majority Lenders that, without their prior consent, a change has occurred or probably has occurred after the date of this Agreement in the beneficial ownership of any of the shares in the Borrower or an Owner or in the ultimate control of the voting rights attaching to any of the shares in the Borrower or an Owner; or

(l)                                     any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)                             the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(n)                                 an Event of Default (as defined in section 5 of the Master Agreements) occurs; or

(o)                                 any Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent, acting with the authorisation of the Majority Lenders; or

(p)                                 any other event occurs or any other circumstances arise or develop including, without limitation:

(i)                                     a change in the financial position, state of affairs or prospects of any Relevant Person; or

(ii)                                  any accident or other event involving a Ship or another vessel owned, chartered or operated by a Relevant Person;

in the light of which the Majority Lenders consider that there is a significant risk that the Borrower is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

19.2                        Actions following an Event of Default.  On, or at any time after, the occurrence of an Event of Default:

(a)                                 the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)                                     serve on the Borrower a notice stating that the Term Commitments, the Revolving Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or

(ii)                                  serve on the Borrower a notice stating that the Term Loan, the Revolving Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)                               take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law; and/or

(b)                                 the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders and/or the Swap Banks are entitled to take under any Finance Document or any applicable law.

19.3                        Termination of Commitments.  On the service of a notice under Clause 19.2(a)(i), the Term Commitments, the Revolving Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.

19.4                        Acceleration of Facility.  On the service of a notice under Clause 19.2(a)(ii), the Term Loan, the Revolving Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5                        Multiple notices; action without notice.  The Agent may serve notices under Clauses 19.2(a)(i) and (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6                        Notification of Creditor Parties and Security Parties.  The Agent shall send to each Lender, the Swap Banks, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrower under Clause 19.2; but the notice shall become effective when it is served on the Borrower, and no failure or delay by the

Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.

19.7                        Creditor Party rights unimpaired.  Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or Swap Counterparties under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.8                        Exclusion of Creditor Party liability.  No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:

(a)                                 for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)                                 as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

In no event shall any Creditor Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

19.9                        Relevant Persons.  In this Clause 19 a “Relevant Person” means the Borrower, a Security Party or any other member of the Borrower’s Group, but excluding any company which is dormant and the value of whose gross assets is $50,000 or less.

19.10                 Interpretation.  In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) “petition” includes an application.

19.11                 Position of Swap Banks.  Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of a Swap Bank except to the extent that such Swap Bank has executed and remains a party to the Agency and Trust Deed.  In addition, the Swap Banks agree that if an Event of Default or a Potential Event of Default occurs and is continuing any payments due to the Swap Banks in relation to Swap Exposure under a Master Agreement shall be paid in accordance with Clause 17.

20                                  FEES AND EXPENSES

20.1                        Fees.  The Borrower shall pay to the Agent:

(a)                                 on the date of this Agreement or as otherwise agreed, the fees in amounts previously agreed in writing between the Agent and the Borrower; and

(b)                                 quarterly in arrears and on the end of the Availability Period for the Term Loan Facility or the Revolving Credit Facility (as the case may be) during the period from the date of this Agreement to the end of such Availability Period, for the account of the Lenders, a commitment fee at the rate of 0.90 per cent. per annum on the aggregate of (i) the Total Available Term Commitments and (ii) the Total Available Revolving Commitments, for distribution among the Lenders pro rata to their Commitments.

20.2                        Costs of negotiation, preparation etc.  The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

20.3                        Costs of variations, amendments, enforcement etc.  The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party in connection with:

(a)                                 any amendment or supplement to a Finance Document or any proposal for such an amendment to be made;

(b)                                 any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)                                  the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or

(d)                                 any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4                        Documentary taxes.  The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

20.5                        Certification of amounts.  A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21                                  INDEMNITIES

21.1                        Indemnities regarding borrowing and repayment of Term Loan and Revolving Loan.  The Borrower shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)                                 a Term Advance or a Revolving Advance not being borrowed on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)                                 the receipt or recovery of all or any part of the Term Loan or the Revolving Loan or an overdue sum otherwise than on the last day of the applicable Term Interest Period, the applicable Revolving Interest Period or other relevant period;

(c)                                  any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7);

(d)                                 the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Term Loan and the Revolving Loan under Clause 19;

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2                        Breakage costs.  Without limiting its generality, Clause 21.1 covers any claim, liability, expense or loss incurred by a Lender in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Term Contribution and/or its Revolving Contribution and/or any overdue amount (or an aggregate amount which includes its Term Contribution, its Revolving Contribution or any overdue amount).

21.3                        Miscellaneous indemnities.  The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)                                 any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(b)                                 any other Pertinent Matter;

other than claims, expenses, liabilities and losses which are shown to have been directly or mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

21.4                        Currency indemnity.  If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)                                 making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)                                 obtaining an order or judgment from any court or other tribunal; or

(c)                                  enforcing any such order or judgment;

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.4, the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5                        Application to Master Agreements.  For the avoidance of doubt, Clause 21.4 does not apply in respect of sums due from the Borrower to a Swap Bank under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.

21.6                        Certification of amounts.  A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.7                        Sums deemed due to a Lender.  For the purposes of this Clause 21, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

22                                  NO SET-OFF OR TAX DEDUCTION

22.1                        No deductions.  All amounts due from the Borrower under a Finance Document shall be paid:

(a)                                 without any form of set-off, cross-claim or condition; and

(b)                                 free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

22.2                        Grossing-up for taxes.  Subject as provided in Clause 26.17, if the Borrower is required by law to make a tax deduction from any payment:

(a)                                 the Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)                                 the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)                                  the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3                        Evidence of payment of taxes.  Promptly, and in any event within 1 month after making any tax deduction, the Borrower shall deliver to the Agent for the Creditor Party entitled to the payment an original document (or certified copy thereof) satisfactory to that Creditor Party evidencing that the tax had been paid to the appropriate taxation authority and the Agent shall promptly forward such document to the Creditor Party entitled to the payment.

22.4                        Exclusion of tax on overall net income.  In this Clause 22 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party’s overall net income.

22.5                        Tax credit.  A Creditor Party which receives for its own account a repayment or credit in respect of tax on account of which the Borrower has made an increased payment under Clause 22.2 shall pay to the Borrower a sum equal to the proportion of the repayment or credit which that Creditor Party allocates to the amount due from the Borrower in respect of which the Borrower made the increased payment:

(a)                                 the Creditor Party shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a class or number of transactions;

(b)                                 nothing in this Clause 22.4 shall oblige a Creditor Party to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(c)                                  nothing in this Clause 22.4 shall oblige a Creditor Party to make a payment which would leave it in a worse position than it would have been in if the Borrower had not been required to make a tax deduction from a payment; and

(d)                                 any allocation or determination made by a Creditor Party under or in connection with this Clause 22.4 shall be conclusive and binding on the Borrower and the other Creditor Parties.

22.6                        Application to Master Agreements.  For the avoidance of doubt, Clause 22 does not apply in respect of sums due from the Borrower to a Swap Bank under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply.

23                                  ILLEGALITY, ETC

23.1                        Illegality.  This Clause 23 applies if a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:

(a)                                 unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)                                 contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2                        Notification of illegality.  The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3                        Prepayment; termination of Term Commitment and Revolving Commitment.  On the Agent notifying the Borrower under Clause 23.2, the Notifying Lender’s Term Commitment and Revolving Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender’s notice under Clause 23.1 as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender’s Term Contribution and Revolving Contribution in accordance with Clause 8.

23.4                        Mitigation.  If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)                                 have an adverse effect on its business, operations or financial condition; or

(b)                                 involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)                                  involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24                                  INCREASED COSTS

24.1                        Increased costs.  This Clause 24 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)                                 the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender’s overall net income); or

(b)                                 complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”.

24.2                        Meaning of “increased cost”.  In this Clause 24, “increased cost” means, in relation to a Notifying Lender:

(a)                                 an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Term Commitment, Revolving Commitment, Term Contribution or Revolving Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Term Contribution, Revolving Contribution or other unpaid sums;

(b)                                 a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)                                  an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Term Contribution or Revolving Contribution or (as the case may require) the proportion of that cost attributable to its Term Contribution or Revolving Contribution; or

(d)                                 a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22 or an item arising directly out of the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004, in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its affiliates) Provided that the exclusion in this paragraph shall not include Basel III irrespective of whether that is implemented or applied pursuant to Basel II.

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3                        Notification to Borrower of claim for increased costs.  The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

24.4                        Payment of increased costs.  The Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5                        Notice of prepayment.  If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4, the Borrower may give the Agent not less than 15 Business Days’ notice of its intention to prepay the Notifying Lender’s Term Contribution and Revolving Contribution or to procure a Transferee lender.

24.6                        Prepayment; termination of Term Commitment and Revolving Commitment.  A notice of prepayment under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower’s notice of intended prepayment; and:

(a)                                 on the date on which the Agent serves that notice, the Term Commitment and the Revolving Commitment of the Notifying Lender shall be cancelled; and

(b)                                 on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender’s Term Contribution and Revolving Contribution, together with accrued interest thereon at the applicable rate plus the applicable Margin.

24.7                        Application of prepayment.  Clauses 8.7, 8.10, 8.11 and 8.12 shall apply in relation to the prepayment.

25                                  SET-OFF

25.1                        Application of credit balances.  Each Creditor Party may, at any time, without prior notice:

(a)                                 apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

(b)                                 for that purpose:

(i)                                     break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)                                  convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)                               enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2                        Existing rights unaffected.  No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3                        Sums deemed due to a Lender.  For the purposes of this Clause 25, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4                        No Security Interest.  This Clause 25 gives the Creditor Parties a contractual right of set-off only and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

26                                  TRANSFERS AND CHANGES IN LENDING OFFICES

26.1                        Transfer by Borrower.  The Borrower may not, without the consent of the Agent given on the instructions of all the Lenders, transfer any of its rights, liabilities or obligations under any Finance Document.

26.2                        Transfer by a Lender.  Subject to Clause 26.4, a Lender (the “Transferor Lender”) may, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), such consent deemed to be given if not explicitly refused by the Borrower within 5 Business Days of such request, or without the consent of the Borrower if an Event of Default or a Potential Event of Default has occurred and is continuing, cause:

(a)                                 its rights in respect of all or pro rata parts of its Term Contribution and its Revolving Contribution; or

(b)                                 its obligations in respect of all or pro rata parts of its Term Commitment and its Revolving Commitment; or

(c)                                  a combination of (a) and (b);

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender Provided that:

(i)                                     a Lender will not be permitted to make such transfer to Grindrod Bank;

(ii)                                  a Lender may make such transfer to any wholly owned subsidiary of it, to its parent company or to another subsidiary of its parent company without the consent of the Borrower and the fee referred to in Clause 26.11 shall not apply in relation to any such transfer.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Deed.

26.3                        Transfer Certificate, delivery and notification.  As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)                                 sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security Trustee, each of the other Lenders and each of the Swap Banks;

(b)                                 on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c)                                  send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above,

but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.

26.4                        Effective Date of Transfer Certificate.  A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 26.3 on or before that date.

26.5                        No transfer without Transfer Certificate.  No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6                        Lender re-organisation; waiver of Transfer Certificate.  However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the “successor”), the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent’s notice, the successor shall become a Lender with the same Term Commitment, Revolving Commitment, Term Contribution or Revolving Contribution as were held by the predecessor Lender.  Upon service of the Agent’s notice, a Transfer Certificate will be deemed to have been given and the provisions of Clause 26.7 will apply as if a Transfer Certificate was given.

26.7                        Effect of Transfer Certificate.  A Transfer Certificate takes effect in accordance with English law as follows:

(a)                                 to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender;

(b)                                 the Transferor Lender’s Term Commitment and Revolving Commitment are each discharged to the extent specified in the Transfer Certificate;

(c)                                  the Transferee Lender becomes a Lender with a Term Contribution and a Revolving Contribution and with a Term Commitment and Revolving Commitment of the amounts specified in the Transfer Certificate;

(d)                                 the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)                                  any part of the Term Facility or the Revolving Credit Facility which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed;

(f)                                   the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)                                  in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8                        Maintenance of register of Lenders.  During the Security Period the Agent shall maintain a register in which it shall record the name, Term Commitment, Revolving Commitment, Term Contribution, Revolving Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days prior notice.

26.9                        Reliance on register of Lenders.  The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Term Commitment, Revolving Commitment, Term Contribution and Revolving Contribution and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10                 Authorisation of Agent to sign Transfer Certificates.  The Borrower, the Security Trustees, each Lender and each Swap Bank irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

26.11                 Registration fee.  In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $3,500 from the Transferor Lender or (at the Agent’s option) the Transferee Lender.

26.12                 Sub-participation; subrogation assignment.  A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13                 Disclosure of information.  Any Creditor Party and its officers and agents may disclose to:

(a)                                 the head office of that Creditor Party, any of its subsidiaries or any subsidiary of its parent company, any affiliate, any representative, branch or regional office in any jurisdiction of that Creditor Party (together with that Creditor Party, the “Permitted Parties”);

(b)                                 the professional advisers and service providers of any Permitted Party who are under a duty of confidentiality to that Permitted Party;

(c)                                  any Transferee Lender, actual or potential assignee, novatee, transferee, participant or sub-participant in relation to any of that Creditor Party’s rights and/or obligations under any agreement (or any agent or adviser of any of the foregoing) or persons who have entered into or who are proposing to enter into contractual arrangements with that Creditor Party in relation to the banking facilities between the Security Party and that Creditor Party;

(d)                                 any rating agency, insurer or insurance broker of, or direct or indirect provider of credit protection to any Permitted Party;

(e)                                  any regulatory, supervisory, governmental or quasi-governmental agency or authority or supranational entity or body, or administrative, fiscal or judicial body, courts and tribunals or any other authorities of whatsoever nature (in each case whether within or outside Singapore) with jurisdiction over the Permitted Parties and to any person to whom information is required to be disclosed by law, regulation or directive; and

(f)                                   any other Creditor Party and any Security Party,

any information about a Security Party, the Facility, the Finance Documents or the Master Agreement (including but not limited to details of the Security Party’s account relationship with the Creditor Party and any other customer information (as defined in the Banking Act, (Cap. 19) of Singapore (the “Banking Act”) as that Creditor Party shall consider appropriate in connection with the Facilities or services provided or to be provided by that Creditor Party or facilitating the Creditor Party’s management of the banking relationship between that Creditor Party, and/or its affiliate and the Security Parties provided that in each case referred to in paragraphs (c) and (d) above, the person to whom the information is to be given is under a duty of confidentiality to that Creditor Party and further provided that any rating issued by a person referred to in clause (d) above shall not be published.  Nothing in this paragraph shall constitute, nor be deemed to constitute, an express or implied agreement by the Creditor Parties and the Security Parties for a higher degree of confidentiality than that prescribed in Section 47 of the Banking Act and in the Third Schedule thereto.  This consent shall survive and continue in full force and effect for the benefit of the Creditor Parties notwithstanding the repayment, cancellation or termination of the Facilities or any part thereof and/or the termination of one or more types of banker-customer relationships between the Security Parties and the Creditor Parties.

26.14                 Change of lending office.  A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)                                 the date on which the Agent receives the notice; and

(b)                                 the date, if any, specified in the notice as the date on which the change will come into effect.

26.15                 Notification.  On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16                 Replacement of Reference Bank.  If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank’s appointment shall cease to be effective.

26.17                 Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office.  If:

(a)                                 a Lender assigns or transfers any rights or obligations under the Finance Documents pursuant to Clauses 26.2 or 26.6 or changes its lending office; and

(b)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs the Borrower would be obliged to make a payment to the Transferee Lender or Lender acting through its new lending office under Clause 21.1 in respect of any tax, Clause 22 or Clause 24, then the Transferee Lender or the Lender acting through its new lending office is only entitled to receive payment under those Clauses to the same extent as the Transferor Lender or the Lender acting through its previous lending office would have been if the assignment, transfer or change had not occurred.

26.18                 Breakage costs.  Without limiting its generality, Clause 21.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:

(a)                                 in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Term Contribution and/or its Revolving Contribution or any overdue amount); and

(b)                                 in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

27                                  VARIATIONS AND WAIVERS

27.1                        Variations, waivers etc. by Majority Lenders.  Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Swap Banks, by the Agent and the Security

Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2                        Variations, waivers etc. requiring agreement of all Lenders.  However, as regards the following, Clause 27.1 applies as if the words “by the Agent on behalf of the Majority Lenders” were replaced by the words “by or on behalf of every Lender”:

(a)                                 a change in the Margin or in the definition of LIBOR;

(b)                                 a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)                                  a change to the Total Commitments;

(d)                                 a change to the definition of “Majority Lenders” or “Finance Documents”;

(e)                                  a change to the preamble or to Clause 2, 3, 4, 5.1, 9, 17, 18, 19 or 30;

(f)                                   a change to this Clause 27;

(g)                                  any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(h)                                 any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender’s consent is required.

27.3                        Exclusion of other or implied variations.  Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)                                 a provision of this Agreement or another Finance Document; or

(b)                                 an Event of Default; or

(c)                                  a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)                                 any right or remedy conferred by any Finance Document or by the general law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28                                  NOTICES

28.1                        General.  Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2                        Addresses for communications.  A notice shall be sent:

(a)                                 to the Borrower:                                                                                                        Grindrod Shipping Pte Ltd

200 Cantonment Road

#06-04, Southpoint

Singapore

089763

Fax No: +65 63 23 0046

Attn: Financial Manager

With a copy to:                                                                                                            Grindrod Shipping (South Africa) (Pty) Ltd.

8th Floor Grindrod House

108 Margaret Mncadi (Victoria Embankment)

Durban 4001

South Africa

Fax No: +27 31 302 1815

Attn: Financial Manager

(b)                                 to a Lender:                                                                                                                              At the address below its name in Schedule 1 or (as the

case may require) in the relevant Transfer Certificate.

(c)                                  to a Swap Bank                                                                                                         At the address below its name in Schedule 2

(d)                                 to the Agent and                                                                                                      9, quai du Président Paul Doumer

Security Trustee:                                                                                                     92920 Paris La Défense Cedex

France

Fax No:  00 331 41 89 2987

Attn:  Shipping Department

with a copy to:                                                                                                               Crédit Agricole Corporate and Investment Bank

London Ship Finance

Broadwalk House

5 Appold Street

London EC2A 2DA

Fax No: +44 (0)207 214 6689

Attn: Head of London Ship Finance

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders, the Swap Banks and the Security Parties.

28.3                        Effective date of notices.  Subject to Clauses 28.4 and 28.5:

(a)                                 a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)                                 a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4                        Service outside business hours.  However, if under Clause 28.3 a notice would be deemed to be served:

(a)                                 on a day which is not a business day in the place of receipt; or

(b)                                 on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. (local time) on the next day which is such a business day.

28.5                        Illegible notices.  Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6                        Valid notices.  A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)                                 the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice;  or

(b)                                 in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7                        Electronic communication.  Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(a)                                 agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)                                 notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)                                  notify each other of any change to their respective addresses or any other such information supplied to them.

Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

28.8                        English language.  Any notice under or in connection with a Finance Document shall be in English.

28.9                        Meaning of “notice”.  In this Clause 28, “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

29                                  SUPPLEMENTAL

29.1                        Rights cumulative, non-exclusive.  The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)                                 cumulative;

(b)                                 may be exercised as often as appears expedient; and

(c)                                  shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

29.2                        Severability of provisions.  If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

29.3                        Counterparts.  A Finance Document may be executed in any number of counterparts.

29.4                        Third Party rights.  A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

30                                  LAW AND JURISDICTION

30.1                        English law.  This Agreement and any non contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

30.2                        Exclusive English jurisdiction.  Subject to Clause 30.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

30.3                        Choice of forum for the exclusive benefit of the Creditor Parties.  Clause 30.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)                                 to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)                                 to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.

30.4                        Process agent.  The Borrower irrevocably appoints Grindrod Shipping Services UK Ltd. at its registered office for the time being, presently at St Magnus House, 8th Floor, East Wing, 3 Lower Thames Street, London EC3R 6HA, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.  The Borrower may appoint a replacement process agent in England or Wales provided that the Borrower gives the Agent not less than 30 days’ prior written notice and the Borrower delivers to the Agent on or prior to any such replacement a process agent letter from the replacement process agent in a form acceptable to the Agent.

30.5                        Creditor Party rights unaffected.  Nothing in this Clause 30 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

30.6                        Meaning of “proceedings”.  In this Clause 30, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Term Commitment (US$)	Revolving Commitment (US$)	Total Commitment (US$)

Crédit Agricole Corporate and Investment Bank, Singapore Branch	168 Robinson Road #22-01 Capital Tower, Singapore 068912	18,250,000	12,500,000	30,750,000

BNP Paribas, Singapore Branch	Tung Centre, 20 Collyer Quay, Singapore 049319 Email to: Julien.polenne@asia.bnpparibas.com, queenie.wong@asia.bnpparibas.com, lingling.tan@ asia.bnpparibas.com Copy to: Eric.dulcire@bnpparibas.com, Olivier.pigeon@bnpparibas.com, jean-marc.morant@bnpparibas.com. Fax No: +65 6210 1250/+852 2970 1663 Attn: Julien Polenne/Queenie Wong/Ling Ling Tan	18,250,000	12,500,000	30,750,000

Standard Chartered Bank, Singapore Branch	Marina Bay Financial Centre Tower 1, #27-01 8 Marina Boulevard Singapore 018981	18,250,000	12,500,000	30,750,000

DVB Group Merchant Bank (Asia) Ltd	77 Robinson Road, #30-2 068896 Singapore Email to: Domenik.Nizet@dvbbank.com	18,250,000	12,500,000	30,750,000

Lender	Lending Office	Term Commitment (US$)	Revolving Commitment (US$)	Total Commitment (US$)

Copy to: Kenneth.Lai@dvbbank.com

SCHEDULE 2

SWAP BANKS

Lender	Office

Crédit Agricole Corporate and Investment Bank, Singapore Branch	168 Robinson Road #22-01 Capital Tower, Singapore 068912

BNP Paribas, Singapore Branch

Tung Centre, 20 Collyer Quay
Singapore 049319

Attention: Swap Desk
Fax number: +65 6210 3248
Phone: +65 62103227 / 3228

Copy to:

BNPP Paribas Head Office
3 rue Taitbout, 75009 Paris
Attention: Legal And Transaction Managment Group
Fax number: +33 1 4014 0114
Phone: + 33 1 4014 0199

Standard Chartered Bank, Singapore Branch	Marina Bay Financial Centre Tower 1, #27-01 8 Marina Boulevard Singapore 018981

SCHEDULE 3

DRAWDOWN NOTICE

To:                             Crédit Agricole Corporate and Investment Bank

9, quai du Président Paul Doumer

92920 Paris La Defense Cedex

France

Attn:                    Loans Administration

[•]

DRAWDOWN NOTICE

1                                         We refer to the loan agreement (the “Loan Agreement”) dated [•] 2011 and made between ourselves, as Borrower, the Lenders referred to therein, the Mandated Lead Arrangers referred to therein, the Swap Banks referred to therein and yourselves as Agent and Security Trustee in connection with a loan facility of US$123,000,000 comprising a Term Loan Facility of US$73,000,000 and a Revolving Credit Facility of US$50,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2                                         We request to borrow an Advance under the [Term Loan Facility] [Revolving Credit Facility] as follows:

(a)                                 Amount: US$[•];

(b)                                 Drawdown Date:  [•];

(c)                                  Duration of the [first] Interest Period shall be [•] months;

(d)                                 Payment instructions: account of [•] and numbered [•] with [•] of [•].

3                                         We represent and warrant that:

(a)                                 the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)                                 no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Advance.

4                                         This notice cannot be revoked without the prior consent of the Majority Lenders.

[Name of Signatory]

for and on behalf of

GRINDROD SHIPPING PTE. LTD.

SCHEDULE 4

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a).

1                                         A duly executed original of each Finance Document (other than those referred to in Part B of this Schedule) and each Master Agreement (and of each document required to be delivered by each Finance Document and each Master Agreement).

2                                         Copies of the certificate of incorporation and constitutional documents of the Borrower and each Security Party (other than the Owners of the New Ships).

3                                         Copies of resolutions of directors and, if required, the shareholders of the Borrower and each Security Party (other than the Owners of the New Ships) authorising the execution of each of the Finance Documents to which the Borrower or that Security Party is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement.

4                                         The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower or a Security Party (other than the Owners of the New Ships).

5                                         Copies of all consents which the Borrower or any Security Party (other than the Owners of the New Ships) requires to enter into, or make any payment under, any Finance Document and any Master Agreement including, but not limited to, all waivers and exemptions from Singapore withholding tax applicable to companies registered in Singapore.

6                                         The originals of any mandates or other documents required in connection with the opening or operation of the Operating Accounts or the Retention Account.

7                                         Copies of any Charters in relation to the Initial Ships and any guarantee in respect of any such Charter and of all documents signed or issued by the relevant Owner or charterer (or either of them) under or in connection therewith and each New Ship Shipbuilding Contract.

8                                         Documentary evidence that:

(a)                                 the Initial Ships are definitively and permanently registered in the name of the relevant Owner under Singapore flag;

(b)                                 the Initial Ships are in the absolute and unencumbered ownership of the relevant Owner save as contemplated by the Finance Documents;

(c)                                  each Initial Ship maintains class acceptable to the Agent with an Approved Classification Society free of all overdue recommendations and condition;

(d)                                 the Mortgages have been duly registered against each Initial Ship as valid first priority Singapore ship mortgages in accordance with the laws of Singapore; and

(e)                                  the Initial Ships are insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

9                                         Documents establishing that the Initial Ships will, as from the first Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)                                 a letter of undertaking executed by the Approved Manager in favour of the Agent in the terms required by the Agent agreeing certain matters in relation to the management of the Initial Ships and subordinating the rights of the Approved Manager against the Initial Ships, the relevant Owner and the Borrower to the rights of the Creditor Parties under the Finance Documents;

(b)                                 copies of the Approved Manager’s Document of Compliance and of the Initial Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.

10                                  Survey reports addressed to the Agent and the Lenders, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the first Drawdown Date from an independent marine surveyor selected by the Agent in respect of the physical condition of Ships 1, 5, 6 and 7.

11                                  Such documents and evidence as the Agent shall require in relation to the Borrower and each Security Party based on applicable law and regulations, and the Agent’s own internal guidelines, relating to the Agent’s knowledge of its customers.

12                                  Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

13                                  Evidence of the Fair Market Value of the Initial Ships.

14                                  Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Singapore, the Isle of Man and such other relevant jurisdictions as the Agent may require.

15                                  A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for each Initial Ship as the Agent may require.

16                                  If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

PART B

The following are the documents referred to in Clause 9.1(b).  In this Part B, the “relevant New Ship” means the New Ship to which the Term Advance to be drawndown relates and the “relevant Owner” means the Owner of that New Ship.

1                                         A duly executed original of the Guarantee, Mortgage, Deed of Covenant, General Assignment and Charter Assignment relating to the relevant New Ship (and of each document required to be delivered by those documents).

2                                         Copies of the certificate of incorporation and constitutional documents of the relevant Owner.

3                                         Copies of resolutions of directors and, if required, the shareholders of the relevant Owner authorising the execution of each of the Finance Documents to which the relevant Owner is a party.

4                                         The original of any power of attorney under which any Finance Document is executed on behalf of the relevant Owner.

5                                         Copies of all consents which the relevant Owner requires to enter into, or make any payment under, any Finance Document including, but not limited to, all waivers and exemptions from Singapore withholding tax applicable to companies registered in Singapore.

6                                         Copies of any Charters in relation to the relevant New Ship and any guarantee in respect of any such Charter and of all documents signed or issued by the relevant Owner or charterer (or either of them) under or in connection therewith.

7                                         Documentary evidence that:

(a)                                 the relevant New Ship is definitively and permanently registered in the name of the relevant Owner under Singapore flag;

(b)                                 the relevant New Ship is in the absolute and unencumbered ownership of the relevant Owner save as contemplated by the Finance Documents;

(c)                                  the relevant New Ship maintains class acceptable to the Agent with an Approved Classification Society free of all overdue recommendations and condition;

(d)                                 the Mortgage has been duly registered against the relevant New Ship as valid first priority Singapore ship mortgages in accordance with the laws of Singapore;

(e)                                  the relevant New Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with; and

8                                         Documents establishing that the relevant New Ship will, as from the first Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)                                 a letter of undertaking executed by the Approved Manager in favour of the Agent in the terms required by the Agent agreeing certain matters in relation to the management of the relevant New Ship and subordinating the rights of the Approved Manager against the that Ship, the relevant Owner and the Borrower to the rights of the Creditor Parties under the Finance Documents;

(b)                                 copies of the Approved Manager’s Document of Compliance and of the relevant New Ship’s Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.

9                                         Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

10                                  Evidence of the Fair Market Value of the relevant New Ship.

11                                  Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Singapore and such other relevant jurisdictions as the Agent may require.

12                                  A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the relevant New Ship as the Agent may require.

13                                  If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

Each of the documents specified in paragraphs 2, 3, 5 and 7 of Part A and Part B of this schedule and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower.

SCHEDULE 5

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:                             [Name of Agent] for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee, each Lender, each Swap Bank and each Mandated Lead Arranger, as defined in the Loan Agreement referred to below.

1                                         This Certificate relates to a loan agreement (the “Loan Agreement”) dated [•] 2011 and made between (1) Grindrod Shipping Pte. Ltd. (the “Borrower”), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Mandated Lead Arrangers, (4) the banks and financial institutions named therein as Swap Banks, (5) Crédit Agricole Corporate and Investment Bank as Agent and (6) Crédit Agricole Corporate and Investment Bank as Security Trustee for a loan facility of US$123,000,000 comprising a term loan facility of US$73,000,000 and a revolving credit facility of US$50,000,000.

2                                         In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:

“Relevant Parties” means the Agent, the Borrower, each Security Party, the Security Trustee, each Mandated Lead Arranger, each Lender and each Swap Bank;

“Transferor” means [full name] of [lending office]; and

“Transferee” means [full name] of [lending office].

3                                         The effective date of this Certificate is [•] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4                                         The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [•] per cent. of its Term Contribution and [•] per cent. of its Revolving Contribution, which percentages represent $[•], $[•] and $[•] respectively.

5                                         By virtue of this Transfer Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Term Commitment and Revolving Commitment which amount to $[•], $[•] and $[•] respectively] [from [•] per cent. of its Term Commitment and [•] per cent. of its Revolving Commitment, which percentages represent $[•], $[•] and $[•] respectively] and the Transferee acquires a Term Commitment and a Revolving Commitment of $[•], $[•] and $[•] respectively.

6                                         The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7                                         The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8                                         The Transferor:

(a)                                 warrants to the Transferee and each Relevant Party that:

(i)                                     the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and

(ii)                                  this Certificate is valid and binding as regards the Transferor;

(b)                                 warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)                                  undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9                                         The Transferee:

(a)                                 confirms that it has received a copy of the Loan Agreement and each other Finance Document;

(b)                                 agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Mandated Lead Arranger, any Lender or any Swap Bank in the event that:

(i)                                     any of the Finance Documents prove to be invalid or ineffective,

(ii)                                  the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)                               it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or Security Party under the Finance Documents;

(c)                                  agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Arranger, any Lender or any Swap Bank in the event that this Certificate proves to be invalid or ineffective;

(d)                                 warrants to the Transferor and each Relevant Party that:

(i)                                     it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)                                  this Certificate is valid and binding as regards the Transferee; and

(e)                                  confirms the accuracy of the administrative details set out below regarding the Transferee.

10                                  The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent’s or the Security Trustee’s own officers or employees.

11                                  The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

Agent

Signed for itself and for and on behalf of itself

as Agent and for every other Relevant Party

[Name of Agent]

By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person

(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person

(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

Note:                  This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Finance Documents in the Transferor’s or Transferee’s jurisdiction.  It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 6

DETAILS OF SHIPS AND OWNERS

Ship	Owner	Ship Name	Flag	Type	Company IMO Number
1	IVS Bulk 462 Pte. Ltd.	IVS Kawana	Singapore	Handysize Bulk Carrier	5596241
2	IVS Bulk 511 Pte. Ltd.	IVS Knot	Singapore	Handysize Bulk Carrier	5544932
3	IVS Bulk 512 Pte. Ltd.	IVS Kinglet	Singapore	Handysize Bulk Carrier	5608934
4	Unicorn Ross Pte. Ltd.	Rhino	Singapore	Product Tanker IMO II/III	5556419
5	Unicorn Baltic Pte. Ltd.	Breede	Singapore	Product Tanker IMO II/III	5573978
6	Unicorn Ionia Pte. Ltd.	Kowie	Singapore	Product Tanker IMO II/III	5573964
7	Unicorn Java Pte. Ltd.	Gouritz	Singapore	Product Tanker IMO II/III	5605047
8	Unicorn Marmara Pte. Ltd.	Gamtoos	Singapore	Product Tanker IMO II/III	5605051
9	Unicorn Scotia Pte. Ltd.	Kei	Singapore	Product Tanker IMO II/III	5473029

SCHEDULE 7

DESIGNATION NOTICE

To:	Crédit Agricole Corporate and Investment Bank
9, quai du Président Paul Doumer
92920 Paris La Defense Cedex
France

[date]

Dear Sirs

Loan Agreement dated [•] 2011 made between (i) Grindrod Shipping Pte. Ltd. as Borrower, (ii) the Lenders as referred to therein, (iii) the Swap Banks as referred to therein, (iv) the Mandated Lead Arrangers as referred to therein and (iv) yourselves as Agent and Security Trustee for a loan facility of US$123,000,000 (the “Loan Agreement”)

We refer to:

1.                                      the Loan Agreement;

2.                                      the Master Agreement dated as of [•] made between Grindrod Shipping Pte. Ltd. and [•]; and

3.                                      a Confirmation delivered pursuant to the said Master Agreement dated [•] and addressed by [•] to Grindrod Shipping Pte. Ltd..

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a “Designated Transaction” for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully

for and on behalf of	for and on behalf of
GRINDROD SHIPPING PTE. LTD.	[SWAP BANK]

SCHEDULE 8

FORM OF CERTIFICATE OF COMPLIANCE

To:	Crédit Agricole Corporate and Investment Bank
9, quai du Président Paul Doumer
92920 Paris La Defense Cedex
France,

From:	Grindrod Shipping Pte Limited

OFFICER’S CERTIFICATE

This Certificate is rendered pursuant to clause 11.5(c) of the loan agreement dated [•] 2011 (the “Loan Agreement”) and entered into between (i) ourselves, Grindrod Shipping Pte. Ltd., as Borrower, (ii) the banks and financial institutions listed in Schedule 1 therein as Lenders, (iii) the banks and financial institutions defined therein as Mandated Lead Arrangers, (iv) the banks and financial institutions defined therein as Swap Banks, (v) Crédit Agricole Corporate and Investment Bank as Agent and (vi) Crédit Agricole Corporate and Investment Bank as Security Trustee, relating to a loan facility of US$123,000,000 comprising a term loan facility of US$73,000,000 and a revolving credit facility of US$50,000,000.  Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

I, the [Chief Financial Officer] [a director] of the Borrower, hereby certify that:

1                                         Attached to this Certificate [are][is] the latest [audited consolidated accounts of the Borrower’s Group and audited individual accounts of the Borrower for the financial year ending on [•]] [unaudited consolidated financial statement of the Borrower’s Group and the unaudited individual financial statement of the Borrower in relation to the [first] [second] half of the financial year ending on [•]] (the “Accounts”).

2                                         Set out below are the respective amounts, in US Dollars, of the Market Adjusted Tangible Net Worth, Debt, EBITDA, Market Adjusted Tangible Fixed Assets and Net Debt of the Borrower’s Group as at [•]:

US Dollars
Market Adjusted Tangible Net Worth	[•]
Debt	[•]
EBITDA	[•]
Market Adjusted Tangible Fixed Assets	[•]
Net Debt	[•]

3                                         Accordingly, as at the date of this Certificate the financial covenants set out in Clause 12.5 of the Loan Agreement [are] [are not] complied with, in that as at [•]:

(b)                                 Market Adjusted Tangible Net Worth is [•];

(c)                                  Liquidity is [•] (of which [•] is in cash or cash equivalents);

(d)                                 the ratio of Debt to Market Adjusted Tangible Fixed Assets is [•]; and

(e)                                  the ratio of Net Debt to EBITDA is [•] times.

[or, as the case may be, specify in what respect any of the financial covenants are not complied with.]

4                                         As at [•] no Event of Default has occurred and is continuing.

[or, specify/identify any Event of Default]

The Borrower is in compliance with Clause 15.1 of the Loan Agreement.

[If not, specify this and what is proposed as regards Clause 15.2]

The Fair Market Value of the Ships which are subject to a Mortgage is as follows as at [date]:

Name of Ship	Name of first shipbroker providing valuation	Name of second shipbroker providing valuation (if applicable)	Average market value (if applicable)
[•]	[•]	[•]	[•]

Chief financial officer
GRINDROD SHIPPING PTE. LTD.

EXECUTION PAGES

BORROWER

SIGNED by	) /s/ Melody Cheng Attorney-in-fact
)
for and on behalf of	)
GRINDROD SHIPPING PTE. LTD.	)
in the presence of:	) /s/ Frederick Phillips

LENDERS

SIGNED by	)
) /s/ Dilman Sebastian Attorney-in-fact
for and on behalf of	) /s/ Justin Lande Attorney-in-fact
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK,	)
SINGAPORE BRANCH	)
in its capacity as a Lender	)
in the presence of:	) /s/ Frederick Phillips

SIGNED by	)
)
for and on behalf of	)
STANDARD CHARTERED BANK,	) /s/ Knut Mathiassen
SINGAPORE BRANCH	)
in its capacity as a Lender	)
in the presence of:	)

SIGNED by	)
) /s/ Michael O’Donnell Attorney-in-fact
for and on behalf of	)
DVB GROUP MERCHANT BANK	)
(ASIA) LTD	)
in its capacity as a Lender	)
in the presence of:	) /s/ Frederick Phillips

SIGNED by	)
) /s/ Michael O’Donnell Attorney-in-fact
for and on behalf of	)
BNP PARIBAS, SINGAPORE BRANCH	)
in its capacity as a Lender	)
in the presence of:	) /s/ Frederick Phillips

MANDATED LEAD ARRANGERS

SIGNED by	)
) /s/ Dilman Sebastian Attorney-in-fact
for and on behalf of	) /s/ Justin Lande Attorney-in-fact
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in its capacity as a Mandated Lead Arranger	)
in the presence of:	) /s/ Frederick Phillips

SIGNED by	)
)
for and on behalf of	) /s/ Knut Mathiassen
STANDARD CHARTERED BANK,	)
SINGAPORE BRANCH	)
in its capacity as a Mandated Lead Arranger	)
in the presence of:	) /s/ Maria Martin

SIGNED by	)
)
for and on behalf of	) /s/ Michael O’Donnell Attorney-in-fact
DVB GROUP MERCHANT BANK	)
(ASIA) LTD	)
in its capacity as a Mandated Lead Arranger	)
in the presence of:	) /s/ Frederick Phillips

SIGNED by	)
)
for and on behalf of	) /s/ Michael O’Donnell Attorney-in-fact
BNP PARIBAS, SINGAPORE BRANCH	)
in its capacity as a Mandated Lead Arranger	)
in the presence of:	) /s/ Frederick Phillips

SWAP BANKS

SIGNED by	)
)
for and on behalf of	) /s/ Dilman Sebastian Attorney-in-fact
CRÉDIT AGRICOLE CORPORATE	) /s/ Justin Lande Attorney-in-fact
AND INVESTMENT BANK,	)
SINGAPORE BRANCH	)
in its capacity as a Swap Bank	)
in the presence of:	) /s/ Frederick Phillips

SIGNED by	)
)
for and on behalf of	) /s/ Knut Mathiassen
STANDARD CHARTERED BANK,	)
SINGAPORE BRANCH	)
in its capacity as a Swap Bank	)
in the presence of:	) /s/ Maria Martin

SIGNED by	)
)
for and on behalf of	) /s/ Michael O’Donnell Attorney-in-fact
BNP PARIBAS, SINGAPORE BRANCH	)
in its capacity as a Swap Bank	)
in the presence of:	) /s/ Frederick Phillips

AGENT

SIGNED by	)
) /s/ Dilman Sebastian Attorney-in-fact
for and on behalf of	) /s/ Justin Lande Attorney-in-fact
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in its capacity as Agent	)
in the presence of:	) /s/ Frederick Phillips

SECURITY TRUSTEE

SIGNED by	)
) /s/ Dilman Sebastian Attorney-in-fact
for and on behalf of	) /s/ Justin Lande Attorney-in-fact
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in its capacity as Security Trustee	)
in the presence of:	) /s/ Frederick Phillips